EXHIBIT 10.5

Lease Agreement No. 87257 0020

COMMERCIAL LEASE AGREEMENT

between

Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

VAT No. DE 286 549 269

incorporating

Allianz Lebensversicherungs-Aktiengesellschaft
Commercial Register No. HRB 20231, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Private Krankenversicherungs-Aktiengesellschaft
Commercial Register No. HRB 2212, Munich District Court
Fritz-Schäffer-Strasse 9
81737 München

and

Allianz Versicherungs-Aktiengesellschaft
Commercial Register No. HRB 75727, Munich District Court
Königinstrasse 28
80802 München

and

Allianz Pensionskasse Aktiengesellschaft
Commercial Register No. HRB 23568, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Global Corporate & Specialty AG
Commercial Register No. HRB 161095, Munich District Court
Königinstrasse 28
80802 München

and

Allianz Versorgungskasse, a mutual insurance society
Königinstrasse 28
80802 München

the above-mentioned companies acting jointly as a co-ownership association

represented by	Allianz Real Estate Germany GmbH
Taunusanlage 19
60325 Frankfurt am Main

as Landlord 1 (of the spaces referred to as Rental Unit 87257 6002 and Rental Unit 87257 1501 in section 1 below)

and	Hogan Lovells International LLP
Kennedydamm 24
40476 Düsseldorf

represented by the above-mentioned	co-ownership association
Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

in turn represented by	Allianz Real Estate Germany GmbH
Taunusanlage 19
60325 Frankfurt am Main

as Landlord 2 (of the space referred to as Rental Unit 87257 5001 in section 1 below)

and	trivago GmbH
Bennigsen-Platz 1
40474 Düsseldorf, Germany
VAT No. DE 814 414 038

represented by	its CEO and authorized sole agent
Mr Malte Siewert

as Tenant

Contents

§ 0	General Contractual Arrangements	4

§ 1	Leased Premises	4

§ 2	Purpose of Lease	5

§ 3	Term of Lease	6

§ 4	Handover of Premises, Keys	6

§ 5	Rent	7

§ 6	Operating Costs, Heating and Hot Water Costs, and Incidental Expenses	9

§ 7	Additional Provisions Regarding Heating, Hot Water and Air Conditioning	10

§ 8	Rent Adjustments	11

§ 9	Offsetting, Withholding, Reduction, Compensation, and Public Safety	11

§ 10	Redecoration, Maintenance, and Repair	12

§ 11	Maintenance and Improvement of Leased Premises by Landlord	13

§ 12	Structural Modifications by Tenant	13

§ 13	Subleasing	14

§ 14	Security Deposit and Landlord’s Lien	14

§ 15	Landlord’s Access to Leased Premises	15

§ 16	Termination	15

§ 17	End of Lease	16

§ 18	Multiple Tenants	17

§ 19	Partial Invalidity – Severability Clause	17

§ 20	Amendments and Additions	18

§ 21	Miscellaneous Provisions	18

The contracting parties enter into the following commercial lease agreement:

§ 0 General Contractual Arrangements

Landlord 1 is the owner of the spaces referred to as Rental Unit 87257 6002 and Rental Unit 87257 1501. Landlord 2 is the tenant of the space referred to as Rental Unit 87257 5001, which it has rented from Landlord 1.

Landlord 2 has contracted and authorized Landlord 1 to sublet the space on its behalf.

The following contract therefore constitutes a direct lease agreement between Landlord 1 and Tenant for Rental Units 87257 6002 and 87257 1501 and a sublease agreement between Landlord 2 and Tenant for Rental Unit 87257 5001.

For the avoidance of doubt, it is stated at this point that Landlord 1 is authorized and contracted to receive rent payments and to assert any claims arising from this commercial lease agreement in respect of Landlord 2’s space (the space referred to as Rental Unit 85257 5001).

The contracting parties are of the understanding that the terms and conditions of the present commercial lease agreement are uniformly applicable to all rental units, i.e. those of both Landlord 1 and Landlord 2.

Any mention of the Landlord in sections 1–21 below should be taken to refer to Landlord 1 or Landlord 2 as appropriate.

§ 1 Leased Premises

At the following premises:	Sky Office Düsseldorf Kennedydamm 24 40476 Düsseldorf

the following spaces are to be rented:

Rental Unit No.	87257 5001	Location: 5th floor
Floor space:	approx. 1,056.70 m2	Use: Office
Rental Unit No.	87257 6002	Location: 6th floor
Floor space:	approx. 713.51 m2	Use: Office
Rental Unit No.	87257 1501	Location: 15th floor
Floor space:	approx. 1,446.24 m2	Use: Office

The location of the spaces to be rented is marked in colour on the layout plans in Appendix 1a–1c.

1.2	If floor space measurements are shown in the lease but do not constitute a basis for the calculation of rent, none of the parties is entitled to demand any adjustment of the agreed rent amount in the event that subsequent measurements show a difference in floor space from that stated in the lease.

If the floor space measurements shown in the lease constitute a basis for the calculation of rent, the parties may demand an adjustment of future rent amounts only if the floor space obtained on remeasuring the space differs by more than +/- 3% from that shown in the lease and the new measurements were obtained and communicated to the Tenant during the first year of the lease (before 30 April 2015). In such cases, the change in floor space and the adjusted rent payable are to be documented in an addendum to the lease. Any claims for additional payment or reimbursement arising from the floor space measurements shown in the lease are renounced by mutual agreement; this also applies to claims either way in respect of past amounts billed for operating costs, heating and hot water costs, and incidental expenses.

Floor space measurements shown in the lease constitute a basis for the calculation of rent only if a rental rate per square metre has been explicitly agreed.

1.3	At its own risk and expense, the Landlord is to carry out construction and remodelling work for the Tenant and to make the spaces described in section 1.1 available in accordance with the plans (Appendix 1a–1c) and the construction specification issued by the architectural firm DIWG Asset Management GmbH on 20 November 2013 (Appendix 2). In the case of the 15th-floor space (1501), the Tenant may have modifications to the plan (Appendix 1c) made until 31 January 2014, provided there is no increase in the costs stated in the above-mentioned construction specification.

1.4	The Tenant has no right to insist that the leased premises should comply with stricter or improved provisions in the building code introduced after the premises were constructed or during the term of the lease. This applies in particular to soundproofing and thermal insulation.

§ 2 Purpose of Lease

2.1	The premises are leased for use as office space by a business that develops and operates theme-based online portals.

2.2	The Tenant may use the leased spaces solely for the purposes specified in the contract. Use for other purposes requires the prior consent of the Landlord. The same applies if the Tenant moves into a different business sector or wishes to substantially change or expand its product range.

For the duration of the lease, the Tenant must, at its own expense, obtain and retain the relevant legal or official permits or other technical prerequisites for the operation of its business. This does not apply if said permits have been refused or withdrawn for reasons associated with the condition or situation of the premises that are not attributable to the Tenant. In such cases, either of the parties has the right to terminate this contract without notice, to the exclusion of any further rights.

If the Tenant has any required permit refused or withdrawn for reasons attributable to the Tenant or within the scope of the Tenant’s risk, the Tenant has no right to withdraw from the contract, nor any right of rescission, reduction or non-performance, nor any right to claim damages.

2.3	The Landlord has reasonable discretion to set new rules on the use of traffic areas and common parts.

2.4	The Landlord has no liability for the presence of certain tenants or industries in the wider premises, nor for the absence of any change in this regard.

2.5	The Landlord grants no protection from competing businesses and product offerings. In particular, the Landlord will not be held liable for any full or partial competitive overlap with other current or future tenants. The Tenant is expressly prohibited from operating a law office, or allowing one to operate, in the leased space.

2.6	Any use of common parts or traffic areas, especially for advertising media, business signage, and the like, requires the prior consent of the Landlord. Such consent may be withdrawn at any time. The Tenant is responsible for any costs incurred in obtaining any necessary permits for installation and removal in this connection. The Tenant is liable for any damage or injuries incurred in this connection.

§ 3 Term of Lease

The lease begins on 1 March 2014 for rental units 87257 5001 (5th floor) and 87257 6002 (6th floor) and on 1 May 2014 for unit 87257 1501 (15th floor) and ends for all units on 31 December 2017 with no notice required.

§ 4 Handover of Premises, Keys

4.1	The Landlord undertakes to hand over the leased premises to the Tenant at the beginning of the lease in the agreed condition.

4.2	deleted

4.3	The condition of the leased premises at the time of handover will be recorded in a handover report to be signed by both parties. The Tenant may make a claim regarding defects only if they are identified at the time of handover and rectification is agreed in writing.

4.4	The Tenant is not entitled to refuse to take possession of the leased premises because of insignificant defects or outstanding work items. If certain areas of the wider premises are not yet complete, the Tenant has no rights or claims arising from this fact; in particular, the Tenant is not entitled to refuse to take possession, unless use of the leased premises in accordance with the contract would be significantly hampered.

4.5	If the Tenant does not have a security system installed at the Tenant’s expense, the keys, access cards, etc. deemed necessary by the Landlord for the intended use of the leased premises will be issued to the Tenant at the time of handover. A separate handover report, to be signed by both parties, will be prepared in this regard.

Any additional keys, access cards, etc. may be produced only with the Landlord’s consent. The costs are to be borne by the Tenant. All keys, access cards, etc. are to be handed over to the Landlord at the end of the lease.

4.6	If the Tenant misplaces a key, access card, etc. (through loss, theft, etc.), this must be reported to the Landlord immediately. The Tenant undertakes to procure a replacement at the Tenant’s expense, provided the loss is attributable to the Tenant.

Should it prove necessary in the circumstances (especially for safety reasons, for instance if the risk of misuse cannot be ruled out) to install new locks or a new security system, or to modify existing systems, owing to the loss of one or more keys, access cards, etc., the Tenant must reimburse the Landlord for the associated expenses, irrespective of whether the misplaced key, access card, etc. was originally handed over by the Landlord or subsequently produced by the Tenant. This does not apply if the Tenant can prove that the loss is not attributable to the Tenant.

§ 5 Rent

5.1	Monthly rent amounts as of 1 March 2014

for Rental Unit 5001	EUR 18,967.77
for Rental Unit 6002	EUR 13,556.69

Subtotal	EUR 32,524.46
Monthly prepaid operating and heating costs	EUR 6,461.27

Net amount	EUR 38,985.72
VAT at 19%	EUR 7,407.29

Monthly total	EUR 46,393.01

Monthly rent amounts as of 1 May 2014

for Rental Unit 5001	EUR 18,967.77
for Rental Unit 6002	EUR 13,556.69
for Rental Unit 1501	EUR 31,817.28

Subtotal	EUR 64,341.74
Monthly prepaid operating and heating costs	EUR 11,740.04

Net amount	EUR 76,081.78
VAT at 19%	EUR 14,455.54

76,566.68
Monthly total	EUR 90,537.32	13,970.64

Landlord 1 hereby informs the Tenant that the right to collect payment of rent and prepaid operating and heating costs for Landlord 2’s space has been assigned to Landlord 1, so the monthly rent and the prepaid operating and heating costs for the space referred to as Rental Unit 87257 5001 are to be deposited by the Tenant to the account of Landlord 1 in accordance with section 5.3 of this commercial lease agreement.

For VAT purposes:	Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

VAT No. DE 286 549 269

For the purposes of German VAT legislation, this lease counts as an invoice in combination with monthly bank statements (§ 31 USt. DV).

5.2	Direct debit agreement:

The Tenant authorizes the Landlord to collect all amounts owing under this contract at the beginning of every month by direct debit from the following account of the Tenant:

Account holder:	trivago GmbH
Account number:	088 3777 00
Sort code:	300 700 10
IBAN:	DE 31 3007 0010 008837 7700
SWIFT/ BIC:	DEUTDEDD

5.3	If direct debit is not available on the Tenant’s account, the rent, operating costs, and heating and hot water costs are to be deposited monthly in advance as a single payment, no later than the third business day of each month, quoting the lease agreement number, to the following account of Allianz Real Estate Germany GmbH, at no charge:

Bank:	Commerzbank AG
Account number:	905 001 200
Sort code:	600 800 00

To ensure correct processing of the payment, the lease agreement number must be quoted.

The timeliness of the payment depends on when the money is received (credited to the Landlord’s account) and not on when it is sent by the Tenant. If the Tenant is in arrears, the Landlord has the right to claim dunning costs, interest on overdue amounts, and additional late payment penalties, if applicable, in the event of default.

Any transfers by the Landlord such as payment reversals or tenant credits resulting from settlements will be made to the following account:

Account holder:	trivago GmbH
Account number:	088 3777 00
Sort code:	300 700 10
IBAN:	DE 31 3007 0010 008837 7700
SWIFT/ BIC:	DEUTDEDD

5.4	The Tenant undertakes to use the leased premises solely for transactions (at least 95%) that do not preclude input tax credit. The use of the leased premises is assessed on the extent to which the Tenant is entitled, in its dealings with the tax office, to claim an input tax credit for the VAT charged on the rent.

Any changes of use require the prior written consent of the Landlord in so far as they have consequences for the Landlord’s option to tax and the associated input tax credit.

Should the use of the leased premises preclude the Landlord’s option to tax, the rent will be increased by an amount equivalent to the statutory VAT in question. In addition, the Tenant undertakes to compensate the Landlord for any loss incurred as a result of a violation of the undertaking agreed above; this applies in particular to any adverse effect on the Landlord’s input tax credit. In this regard, the Tenant waives any objections and defences open to it in connection with claims for damages by the Landlord, and in particular that of time limitation.

Otherwise, in the event of a contravention of the agreed use, the Landlord has the right to terminate the lease at the end of any given month, with one month’s notice, and to make a claim against the Tenant for any resulting losses.

§ 6 Operating Costs, Heating and Hot Water Costs, and Incidental Expenses

6.1	In addition to paying rent, the Tenant is responsible for operating costs, heating and hot water costs, and incidental expenses, as set out in Appendix 3, for which monthly prepayment is to be made in the amount specified in section 5.1 above.

The prepaid amounts will be reconciled once a year, no later than the end of the twelfth month after the end of the accounting period. Separate accounting for the prepayments is not required.

6.2	Operating costs and incidental expenses will be apportioned according to the floor space rented, unless these costs are settled directly by the Tenant (through its own supply contracts) or consumption is metered. The provisions of the German heating cost regulations are unaffected by the billing arrangements for heating and hot water costs, which are allocated primarily according to recorded heat consumption and in proportion to the floor space rented. The same applies to any air conditioning systems.

6.3	deleted

6.4	deleted

6.5	If consumption metering equipment is installed in the leased premises, the Tenant must ensure that this equipment is readily accessible during normal working hours. If it is not possible to read the meter at the appointed time for reasons attributable to the Tenant, the Tenant must cover any resulting additional costs.

6.6	The Tenant has the right, within two months of receiving the account, to inspect the accounting records on the Landlord’s premises, and to file a written objection to the account. If the Tenant fails to take advantage of its right of inspection within this time limit, or if, after inspecting the records, the Tenant fails to file a written objection with the Landlord within a further time limit of two months, the account will be deemed to have been accepted. A notice specifically reminding the Tenant of this provision will accompany the account.

6.7	The Landlord has reasonable discretion to change the cost allocation formula in future, should this be necessary to ensure reasonable apportionment or for urgent reasons of sound management, and, in particular, to change from consumption-independent to consumption-dependent billing and, where necessary, to install the requisite technical equipment (such as meters). Statutory cost allocation formulas, such as that prescribed by the German heating cost regulations, will remain unaffected.

The Landlord must notify the Tenant of any change in the cost allocation formula within a reasonable time.

6.8	If new statutory levies are introduced or new operating costs arise, the Landlord has the right to apportion these among the tenants. The same applies to operating costs billed to the Landlord retroactively (such as property taxes). As far as possible, the Landlord must notify the Tenant of the apportionment of these costs without delay.

6.9	The Landlord has the right to correct accounting errors retroactively. Amended accounts that include a correction to the detriment of the Tenant must reach the Tenant no later than three months after receipt of the erroneous account. Where it is deemed appropriate in good faith, a reasonable payment term will be allowed, with due heed to the Tenant’s legitimate interests.

6.10	If it becomes apparent that the existing prepayable amounts will not cover the expected costs, the Landlord has reasonable discretion, under section 315 of the German Civil Code, to adjust the amounts prepayable by the Tenant, either during a billing cycle or on commencement of the lease, with effect from the month after next, provided that the Landlord has notified the Tenant in writing by the 15th day of the month in question.

6.11	If the Tenant vacates the leased premises during a billing cycle, the Tenant is not entitled to early billing. The costs of an interim meter reading are payable by the vacating Tenant, provided the Tenant was responsible for terminating the lease.

6.12	The Landlord has the right to install water meters (intermediate meters) in the leased premises. Water and wastewater charges will then be billed according to measured consumption.

6.13	The Tenant agrees that Landlord 1 will bill the Tenant for incidental expenses relating to the leased premises.

§ 7 Additional Provisions Regarding Heating, Hot Water and Air Conditioning

7.1	Heating, hot water, and air conditioning systems will be deployed as required. In the event of outages, force majeure, government-ordered shutdowns, or other service interruptions (such as fuel shortages, heating plant breakdowns, or industrial action), the Landlord is not required to provide an alternative. In such situations, the Landlord is liable for any losses only in cases of intent or gross negligence.

7.2	Any independent commercial contract for the supply of heating and hot water is subject to the heating supplier’s terms of service. The Tenant has no entitlement to claim damages against the Landlord and the heating supplier beyond that which the Landlord has in relation to the heating supplier.

The Landlord has the right, during the term of the lease, to switch from in-house production of heating and hot water to independent commercial supply of heating and hot water, and vice versa, and, if appropriate, to switch to direct billing of the Tenant by the supplier.

§ 8 Rent Adjustments

The rules governing rent adjustments are as follows.

The rent specified in section 5 of the commercial lease agreement (excluding VAT and prepaid operating and heating costs) will be increased as follows:

From	1 May 2015	by	€1,286.27	to	€65,629.00

From	1 May 2016	by	€1,313.00	to	€66,942.00

From	1 May 2017	by	€1,339.00	to	€68,281.00

§ 9 Offsetting, Withholding, Reduction, Compensation, and Public Safety

9.1	The Tenant may not respond to the Landlord’s claims by offsetting them against a counterclaim or exercising a right to withhold, unless this is undisputed or legally valid. Furthermore, the Tenant must notify the Landlord in writing of the intended offsetting or withholding at least one month before payment is due.

9.2	The Tenant may reduce the rent on account of a not insignificant defect in the leased premises by deducting an amount from the contractually agreed rent only if the Landlord is responsible for the situation through intent or gross negligence or has consented to the reduction. In particular, a reduction is precluded in the event of disruption caused by third-party construction work. The Landlord hereby assigns any and all claims against third parties on account of such disruption or disturbance, in so far as it affects the leased premises, to the accepting Tenant.

The Tenant’s other rights, especially possible claims by the Tenant on other legal grounds, are unaffected.

The Tenant must notify the Landlord in writing of any intended reduction in the rent payment at least one month before the payment is due.

9.3	The Landlord is liable for defects that were already present on handover of the premises, or that occurred after handover, only if they are attributable to intent or gross negligence on the part of the Landlord, its agents, or its legal representatives.

Excluded from the foregoing provision are compensation claims by the Tenant for injury to life, limb, or health if the Landlord is responsible for the breach of duty.

The Landlord’s liability for fraudulent concealment of a defect or absence of a promised feature remains unaffected.

If the Landlord is delayed in rectifying a defect, the Tenant may claim compensation for any resulting losses only in cases of intent or gross negligence on the part of the Landlord or persons for whose actions the Landlord must be held responsible. The Tenant’s other rights in the event of delay in rectifying defects remain unaffected.

9.4	If a defect in the leased premises becomes apparent during the term of the lease, or if preventive action is necessary to protect the premises from an unforeseen risk, the Tenant must inform the Landlord immediately. In the event of failure to inform the Landlord, the Tenant is liable.

9.5	The Tenant is liable to the Landlord for any and all damage caused through fault of the Tenant, its employees, its contractors and suppliers, its subtenants, its visitors, etc. If third parties suffer damage as a result, the Tenant holds the Landlord harmless with regard to any compensation claims.

If damage occurs on the leased premises, it is the Tenant’s responsibility to prove that neither the Tenant nor any of the above-mentioned persons was at fault.

9.6	The Tenant has a duty to ensure public safety on the leased premises.

§ 10 Redecoration, Maintenance, and Repair

10.1	Where necessary during the term of the lease, the Tenant is to have redecoration work on the leased premises properly carried out at the Tenant’s expense, as a rule within the usual time frame, without being specifically requested to do so by the Landlord. This includes all necessary painting and wallpapering, cleaning of floor coverings, and painting of interior window frames; in the case of double windows, all parts located inside the frame.

If the premises were handed over in unredecorated condition, any periods of wear and tear caused by the previous tenant before handover will not count in setting time frames for redecoration.

10.2	The Tenant also undertakes to keep the premises, including any industry-specific equipment, properly cleaned. This includes the inside of the windows, including frames and proper care of anodized aluminium finishes where applicable. If cleaning can be performed only on a building-wide basis by the Landlord, owing to construction or for other reasons, the Tenant must tolerate the work and cover the associated costs.

10.3	deleted

10.4	The Landlord is responsible for maintaining and repairing the roof and structure, especially the structural parts of the building such as external walls, load-bearing internal walls, pillars, and foundations, as well as the façade, except for the glazing in windows and doors surrounding the leased space and the associated fittings. Maintenance and repair costs are to be borne by the Landlord unless they are apportioned among the tenants as incidental expenses under section 6.1 above or are to be borne by the Tenant under section 10.5 below.

The Landlord is responsible for having building-wide technical systems serviced, especially the cooling system, façade-mounted induction units, intake and exhaust vents, sprinkler system, and fire alarm system, some of which are partially located within the leased premises. The Tenant must ensure that such systems are accessible, and the service costs may be billed as incidental expenses.

10.5	The Tenant is responsible for having maintenance (including necessary servicing) and repairs properly performed, at the Tenant’s expense, within the leased premises, especially on technical systems and installations of which the Tenant has exclusive use, or that have been installed by the Tenant, and that are typically subject to wear and tear through use.

These systems include in particular air conditioning (climate control), plumbing, electrical systems, valves and fittings, sunshades, thermostats, water meters and antennas. The Tenant is permitted to contract the building’s property management company, currently Hochtief Asset Services GmbH, Essen, to perform such work at the Tenant’s expense. The property management company is not responsible for complying with the recommended servicing schedule; this is the Tenant’s responsibility. The Tenant’s above-mentioned maintenance and repair obligations do not apply to any damage that is not attributable to use by the Tenant or that does not fall within the scope of the Tenant’s risk.

The Landlord has the right to request proof that the work has been carried out and, in the absence of such proof, to have the work performed at the Tenant’s expense.

10.6	Any glazing belonging to the leased premises that is damaged or destroyed through fault of the Tenant must be replaced immediately at the Tenant’s expense, unless the Tenant can prove that it was not at fault; section 9.5 applies.

10.7	The Landlord arranges redecoration of common areas and the maintenance and repair of common systems and installations. The associated costs (with the explicit exception of replacement costs) are apportioned additionally among the tenants in accordance with section 6.2 as part of the annual billing of operating costs, heating and hot water costs, and incidental expenses.

The share of costs to be borne by the Tenant in a single accounting period will not exceed 5% of the net rent payable for the accounting year (rent excluding expenses and VAT).

§ 11 Maintenance and Improvement of Leased Premises by Landlord

11.1	The Tenant must tolerate any work necessary to maintain or repair the leased premises or the building, especially work to avert imminent danger or to rectify damage (preservation work as defined in the German Civil Code, section 555a(1)), and modernization work (as defined in the German Civil Code, section 555b). This also applies to work and construction that may not be necessary but is expedient.

11.2	To the extent necessary, the Tenant will cooperate before and during the work, in particular by maintaining access to the leased premises, for instance by temporarily repositioning furniture, removing fixtures and product, etc. Any expenses incurred by the Tenant in this connection will not be reimbursed. Furthermore, the Tenant must not hinder or delay the work. The Tenant is not entitled to extraordinary termination under section 555e(1) of the German Civil Code.

11.3	Since the Tenant is required to tolerate the work, the Tenant is not entitled to reduce the rent, unless the work renders the leased premises wholly or largely unusable for a not inconsiderable period. The Tenant’s other rights, especially possible claims by the Tenant on other legal grounds, are unaffected.

§ 12 Structural Modifications by Tenant

12.1	The Tenant is not entitled to carry out any structural modifications, especially conversions, additions, and installations of new fixtures, without the Landlord’s consent.

If the Landlord consents to such modifications, the Tenant is to carry out the work at its own risk, in possession of all the necessary official and other permits, and in compliance with any instructions and orders. All costs associated with the work are to be borne by the Tenant.

Notwithstanding the above, the parties agree that the Tenant may, without the Landlord’s consent, carry out conversions, additions, and installations of new fixtures in approximately 15% of the total floor space of the leased premises on the 6th floor (87257 6002) and the 15th floor (87257 1501). The requirement to return the premises to their original condition does not apply to these modifications on the 6th floor and the 15th floor. The Tenant must notify the Landlord of any work to be carried out in accordance with the fourth sentence of section 12.1 above. The Tenant must comply with the fire code and provide proof of this to the Landlord on request. The Tenant must not interfere in any way with the structure or stability of the building.

12.2	If structural modifications of the leased premises are undertaken by the Tenant, the contracting parties agree that the Tenant will assign to the Landlord any claims for defects against the (building) contractors. The Landlord accepts this assignment of claims. However, the Tenant is authorized and required to assert any claims for defects unless informed otherwise by the Landlord.

12.3	The Tenant is liable for any and all losses resulting from construction work and holds the Landlord harmless with regard to any third-party claims.

12.4	At the end of the lease, the Tenant must return the leased premises to their original condition in line with section 12.1. The original condition is the condition at the start of the lease according to the construction specification issued by DIWG Asset Management GmbH on 20 November 2013 (Appendix 2). In other respects, the second paragraph of section 12.1 applies.

§ 13 Subleasing

13.1	The Tenant may sublease all or part of the leased premises, or otherwise make them available for third-party use, only with the prior consent of the Landlord. The premises are to be subleased or made available solely for the agreed purpose. The Landlord consents to subleasing to subsidiaries and other associated companies of the Tenant.

13.2	If the premises are subleased or made available without authorization, the Landlord may terminate the lease without notice. The Tenant’s special termination rights under section 540(1)(2) of the German Civil Code do not apply if the Landlord refuses to allow subleasing for reasons relating to the person of the Tenant or other reasons of importance to the Landlord.

13.3	The Tenant is liable for all actions and omissions of its subtenants in accordance with section 540(2) of the German Civil Code.

§ 14 Security Deposit and Landlord’s Lien

14.1	The Tenant is to provide a security deposit in the form of a bank guarantee from a German financial institution in the amount of EUR 280,000, modelled on the template in Appendix 4.

14.2	The agreed security deposit serves as security for all claims arising from the lease. The security deposit increases as interest is accrued.

If the lease ends, the Tenant is entitled to a complete refund of the security deposit only if it is established that, at the time the lease ended, the Landlord had no outstanding claims; otherwise, the Landlord has the right to withhold a reasonable portion of the deposit. This applies especially if, at the time the lease ended, settlement of operating and heating costs was not yet possible and the possibility of the Tenant owing additional amounts to the Landlord cannot be ruled out.

14.3	The security deposit is payable on handover of the leased premises in accordance with section 21.4. Until the security deposit is paid, the Tenant cannot require the space to be handed over. This does not affect the Tenant’s obligation to pay rent.

14.4	The Landlord is entitled, but not required, to make use of the security deposit if the Tenant is in arrears.

If the Landlord makes use of all or part of the security deposit during the term of the lease, the Tenant is required without delay to replenish the security deposit by the amount used.

14.5	If the Tenant fails to provide the security deposit owed under the terms of this contract, the Landlord has the option, without prejudice to its other rights, to require the Tenant to make a cash payment in the amount of the security deposit owed.

14.6	If it becomes necessary to exercise landlord’s lien, the Landlord is entitled to recover the amount owing, having issued a final warning and set a deadline, through a sale on the open market (German Civil Code sections 1220 and 1221).

14.7	The Tenant is required to inform the Landlord immediately of any seizure by third parties of Tenant’s items on the premises.

14.8	Should the Landlord sell the leased premises, the Tenant is required to consent in writing to the transfer of the Tenant’s security deposit to the purchaser, in the form of a discharging assumption of debt. The Tenant may withhold consent only with good cause.

§ 15 Landlord’s Access to Leased Premises

The Landlord or its representatives – possibly accompanied by third parties – may enter the leased premises at an appropriate time of day to inspect the condition of the premises, to identify or rectify damage, to read meters, in connection with leasing to a new tenant, or for other similar reasons. Provided there is no risk inherent in delaying, the Landlord will give the Tenant ample warning. The Tenant must ensure that the premises are accessible in the Tenant’s absence.

§ 16 Termination

16.1	Notice of termination of lease must be given in writing no later than the third business day of the first month of the notice period. The timeliness of the notice of termination depends on when it is received, and not on when it was sent. Termination is permitted only at month end.

16.2	Without prejudice to any other statutory provisions, the Landlord is entitled to terminate the lease without notice if the Tenant:

•	is in arrears with the rent payment, or a not insignificant part thereof, for two consecutive due dates

or

•	is in arrears with the rent payment for a period extending over more than two due dates by an amount equivalent to two months’ rent

or

•	culpably breaches its contractual obligations and fails to make good on them within two weeks of receiving written warning; this applies in particular to violations of the contractually agreed use of the leased premises or an unapproved expansion of the product range.

16.3	In the event of an early termination of the lease attributable to the Tenant, the Tenant is liable for the shortfall in rent, operating costs, and other expenses, and for all losses incurred by the Landlord as a result, especially any losses attributable to the fact that the premises can be leased to a new tenant only on less favourable terms.

However, this liability continues only until such time as the lease would have ended had proper notice of termination been given.

16.4	In the event of early termination of the lease, the Landlord has no obligation to try to find a replacement tenant.

The Landlord has the right to reject a replacement tenant proposed by the Tenant, for reasons relating to the person or the financial position of the proposed tenant, or the type of use proposed, or for some other material reason.

§ 17 End of Lease

17.1	deleted

17.2	At the end of the lease, the leased premises are to be emptied, repaired, and – if redecoration was due as specified in section 10.1 at the time the lease ended – thoroughly cleaned, prior to being handed back to the Landlord free from damage and with all keys. Specifically, the Tenant is to perform the following tasks at the end of the lease:

•	Cleaning of carpets and replacement of any damaged carpet

•	Painting of walls (except exposed concrete)

17.3	Should the Tenant fail to comply with an order to fulfill its obligations under section 17.2 by a set deadline, the Landlord has the right to have this work performed at the Tenant’s expense or, alternatively, to charge the Tenant a compensatory amount equivalent to the expense the Tenant would have incurred.

17.4	If the leased premises are not handed back at the end of the lease, the Tenant will be required to pay compensation for loss of use equivalent to the previous rent. Further compensation claims by the Landlord are unaffected.

The same applies if the premises are not handed back in the contractually agreed condition. In this case, the Tenant’s obligation to pay ends on the day on which the premises are restored to the contractually agreed condition.

17.5	If the Tenant hands back the leased premises before the end of the lease, the Landlord is entitled, without prejudice to the Tenant’s outstanding payment obligation, to have redecoration, repair, and any other construction work carried out in the space.

17.6	If the tenancy ends before the obligation to carry out redecoration work takes effect, the Tenant is required, under the terms specified in section 10.1, to contribute a reasonable prorated amount to the redecoration costs, based on the estimate provided by a licensed contractor.

The Tenant has the right to avert this payment obligation by having the redecoration work carried out by a licensed contractor before the tenancy ends.

17.7	If the Tenant continues to use the leased premises after the lease ends, the tenancy will not be deemed to have been implicitly extended under section 545 of the German Civil Code. In addition, the Tenant must compensate the Landlord for any and all losses incurred as a result of the delay in handing back the premises.

§ 18 Multiple Tenants

18.1	If there are multiple Tenants, each Tenant is jointly and severally liable for the Tenant’s obligations under the terms of this lease agreement.

18.2	Legal communications relating to the lease must be issued by or addressed to all Tenants. However, while reserving the right to revoke this provision in writing, the Tenants mutually authorize one another to receive or issue such communications until further notice. This authorization also applies to receipt of notice of termination, but not to the issue of notice of termination, nor to the conclusion of a lease severance agreement. Any revocation of this authorization is applicable only to communications issued after such revocation has been received by the Landlord.

18.3	If the Landlord has amounts owing to the Tenants, the Landlord may discharge its debt to them collectively by making payment to one of the Tenants.

§ 19 Partial Invalidity – Severability Clause

19.1	Should any of the provisions of this contract prove invalid or not be included in the lease agreement, the remainder of the contract will remain valid. In such cases, the contracting parties will reach agreement on a new provision that most closely approximates the original intention of the parties.

19.2	The parties are aware of the specific statutory requirements for agreements to be made in writing, as set out in sections 550, 578, and 126 of the German Civil Code. The parties hereby give a reciprocal undertaking to take all necessary action and issue all necessary communications to satisfy the statutory requirement for written agreements, at the request of either party at any time, and not to terminate the lease early in the absence of the statutory written agreement. This applies not only to the original/principal contract, but also to any addenda, amendments, and supplementary agreements.

§ 20 Amendments and Additions

20.1	Any subsequent amendments and additions to this contract must be made in writing. This requirement may be waived only by mutual written agreement.

20.2	The parties have agreed that there are to be no ancillary agreements made by word of mouth.

§ 21 Miscellaneous Provisions

Should the tenancy agreement between Hogan Lovells and the Landlord come to an end, this sublease for the space referred to as Rental Unit 87257 5001 will be converted into a direct tenancy agreement with Landlord 1.

In this event, the contracting parties undertake to issue an addendum in compliance with the statutory requirement for agreements to be made in writing.

21.1	Waste Disposal

The Tenant undertakes to comply with the relevant legal requirements on waste disposal, and specifically not to dispose of any waste in the bins/containers provided by the Landlord that is intended for special processing on- or offsite (e.g. cans, glass, paper).

21.2	Consent

The Tenant agrees that news of the signing of this lease may be published in the real-estate trade press, mentioning the property, the size of the space rented, and the name of the user/contracting party.

21.3	Authority to Represent Tenant

As proof of authority to represent the Tenant, a copy of the Tenant’s entry in the commercial register is appended to this lease agreement (Appendix 5).

21.4	Transitional Use of 15th-Floor Space

(1) Before the lease begins, the Landlord will allow the Tenant to use the leased space on the 15th floor (Rental Unit 87257 1501) at no charge from 25 November 2013 to 28 February 2014.

(2) Prior to this, the Landlord will install power outlets in the 15th-floor space (87257 1501), as described in Appendix 6. If the installation of all outlets has not been completed, owing to the short time between signing the lease and the Tenant starting to use the space, this will not impede use of the space. The Tenant will deem the space to be compliant with the contract in this regard. The Tenant will have no claims against the Landlord on account of this situation.

(3) The Tenant will assume liability for all losses and impairments, including justifiable rent reduction claims by other tenants, caused to the Landlord or to third parties by the Tenant or its agents during the period of transitional use of the above-mentioned space.

(4) The 15th-floor space will not be guarded by the Landlord during the period of transitional use, so the Tenant is required to make its own arrangements to protect any items it has installed in the space against loss/damage.

(5) The Tenant will have a duty to ensure public safety in the 15th-floor space (87257 1501) from 25 November 2013 to 28 February 2014.

(6) After handover of the leased premises on the 5th floor (87257 5001) and the 6th floor (87257 6002), the Tenant will vacate the 15th floor within five business days to allow the Landlord to begin the planned renovations of the 15th floor (87257 1501; Appendix 1c and 2). Following the period of transitional use, the Tenant has no obligation to carry out redecoration work.

The following appendices constitute an integral part of this lease agreement:

Appendix 1a:	5th-floor plan (Page 1 to 1)
Appendix 1b:	6th-floor plan (Page 1 to 1)
Appendix 1c:	15th-floor plan (Page 1 to 1)
Appendix 2:	Construction specification issued 20 November 2013 (Page 1 to 14)
Appendix 3:	Operating costs, heating and hot water costs, and incidental expenses (Page 1 to 5)
Appendix 4:	Model bank guarantee (Page 1 to 1)
Appendix 5:	Copy of Tenant’s entry in the commercial register dated 19 November 2013 (Page 1 to 2)
Appendix 6:	Power outlets required for transitional use of 15th floor (Page 1 to 1)

The Tenant confirms receipt of these appendices.

Notice from Landlord to Tenant

We have authorized Allianz Real Estate Germany GmbH to issue and receive all communications in connection with the lease, and to perform all other necessary actions.

We also wish to inform you that onsite property management, including the settlement of operating, heating, and hot water costs, and incidental expenses, is undertaken by HOCHTIEF Asset Services GmbH.

Frankfurt, 26 November 2013 /s/ Andreas Tinteman	Düsseldorf, 22 November 2013 /s/ Malte Siewert

acting for Landlords 1 and 2	Malte Siewert

acting for Tenant

the property owners

Allianz Sky Office Düsseldorf	trivago GmbH

as a co-ownership association	Bennigsen-Platz 1

represented by	40474 Düsseldorf

Allianz Real Estate Germany GmbH

Anlage 1a

5. OG
24 AP's
48 AP's
24 AP's

25.11.13

6

Anlage 1c

15. OG

12 AP's
48 AP's
42 AP's
24 AP's

6

Sky Office Düsseldorf Trivago Tenant

	Room type 01 General	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floor
Façade/sun protection

1.01	Glass façade

The office façade of the standard floors consist of a modular light metal / framework structure as a compact / double façade.

The outside glazing is fixed and the outside air freely passes through. The inside glazing consists of anti-fall insulated glazing.

In the weather-protected interspace between the exterior and interior glazing, there is an “external” sun protection as a cable-controlled, motor-driven lamella Venetian blind.

On the inside, preparatory measures for the retrofitting of a glare protection are carried out by means of relevant building measures for the Lessee.

A turning sash that can be opened is arranged on every second façade axis.

The façade can be opened from the inside in each axis for cleaning purposes. The cleaning impeller juts out approx. 90 cm into the room when open; this must be taken into account by the Lessee for the furnishings and when cleaning windows from the inside and in the interspace. The façade shell is cleaned by a vertically routed façade maintenance unit.

As for the 5th and 6th floors

1.02	Exterior sun protection

The building will have a room-by-room, electrically driven, external sun protection that can be controlled via the RBG locally next to each room entrance door. Room-by-room switching and separated according to the points of the compass.

Sun protection as a lamella Venetian blind, cable-controlled, 50 mm wide lamellae made of ultra-flexible aluminium alloy, approx. 0.5 mm thick, no edge board, convex/concave shape, baking enamelled according to the Lessee’s colour scheme.

A weather station for 4 façade sides with sun sensors, wind and rain sensors are provided for central control of individual floors and façade sides The sun protection system is a component of the room temperature controller. Additional heating of the leased areas should be prevented by letting the exterior blinds down.

In the case of square or rectangular rooms, the sun protection can be controlled in 2 groups so that the sun protection can be let down separately according to the points of the compass.

As for the 5th and 6th floors

1.03	Interior glare protection

On the 9th - 13th floors, a manual, interior glare protection can be retrofitted as a glare protection.

The interior glare protection will not be carried out by the Lessor in the first stage. If the Lessee wishes to have this carried out for a cost reimbursement, then it must be carried out as follows to preserve the uniform exterior image of the Sky Office:

Glare protection blind manufacturer: Verotex GmbH or equivalent, installed between the façade element and ceiling joint, blind operated as freely hanging.

Ceiling assembly shaft with aluminium cover. Formation of a grid on each joint area of the element / partition wall connection.

Textile blind, polyester sheen fabric.

Colour according to the technical requirements and choice of the Lessor.

Interior, electrically operated glare protection

Glare protection blind manufacturer: Verotex GmbH or equivalent, installed between the façade element and ceiling joint, blind operated as freely hanging.

Ceiling assembly shaft with aluminium cover. Formation of a grid on each joint area of the element / partition wall connection.

Textile blind, polyester sheen fabric.

Access doors

1.04	Access doors to the leased areas

Leased area access doors to the elevator lobby, height approx. 2.60 m:

Aluminium tubular frame doors, with glass inserts as fire retardant and smoke-sealed doors, 1- to 2-leaf, integrated overhead door closer, designed for the installation of e-break contacts, bolt and magnetic contacts.

Leased area access doors in the central hallway: 1-leaf wooden doors, wooden block frames, surface painted in RAL 9003 signal white according to the material and colour scheme of the Lessor, height 2.26 m, overhead door closer

As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 01	Page 1 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 01 General	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floor
1.05	Leased area access control, locking cylinder

All doors to the leased area and storage rooms in the basement levels will have a locking system with profile cylinders. The locking system is integrated in the fire brigade access lock of the Düsseldorf Fire Brigade.

The 2-leaf access door to the leased area of the elevator lobby will, in addition, have a contactless, electrical access control with card reader. Electric door opener with magnetic and bolt contact and card reading device to be integrated in the access door to the lease unit.

Locking cylinders for office doors will not be provided by the Lessor. If the Lessee provides locking cylinders for its own account, these must be integrated in the fire brigade access lock.

As for the 5th and 6th floors

1.06	PA system	The 2-leaf access door to the leased area of the elevator lobby will have a bell system with an external intercom, speaker, call button and video module with transmission to a terminal in the leased area.	As for the 5th and 6th floors

Electrics

1.07	Sockets

A socket for cleaning equipment is installed on the office doors in the base area. Sockets: Gira ITS 30 module 55 or equivalent.

Toilets, tea kitchens, ancillary rooms, stairs and sluices: Switches and sockets: Gira E2 module 55 or equivalent.

In accordance with the Lessor’s material and colour scheme.

As for the 5th and 6th floors

1.08	Floor boxes

Floor boxes are fitted out as follows by the Lessor: 1 x 230 V / 16 A normal double socket

1 230 V / 16 A double socket, separately secured for IT, colour: orange

Space provision for:

1 RJ45 twin socket (2 connections), CAT 7 for telephony (low voltage)

1 RJ45 twin socket (2 connections), CAT 7 for data services (low voltage)

Floor sockets: Ackermann or equivalent.

For the table groups of the open plan offices, 1 floor box unit is provided per 2 workplaces.

The floor boxes must be placed in the cavity floor taking into account the sprinkler pipes, ventilation ducts and cable routes in the cavity floor and cannot be based exactly on the furniture. Deviations of 0-30cm must be assumed. Any deviations must be coordinated with the Lessor; if there is a conflict with the furnishings, the placement can be done in a neighbouring floor box.

As for the 5th and 6th floors

1.09	Data cables

Lessee to arrange structured CAT 7 cabling for its own account as the Lessee’s contribution.

The Lessee is to provide the Lessor all the floor box plans and schematic representations of the cabling for approval in good time.

Detailed plans and measurement records can be handed to the Lessor upon request rent vacating the premises.

The floor boxes are to be placed in accordance with the floor box plan and coordinated detailed planning.

The maximum fire loads in the cavity floor (max. 40 W/m²) must be observed for the data cables installed by the Lessee. If necessary, fire resistant tape or paint must be used to reduce the fire load for the Lessee’s own account.

As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 01	Page 2 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 01 General	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
1.10	Lighting	Overriding lighting concept of the Lessor – the lighting for all areas in the leased premises is to be installed by the Lessor. A standard luminous colour of 3000K is to be used for all lamps; this also applies to table and/or standing lamps of the Lessee brought in later.	As for the 5th and 6th floors

1.11	Motion sensors	General areas (outside of the leased area) such as corridors, stairwells, toilet areas, will have active motion sensors. All corridor zones within the leased area will have active motion sensors.	As for the 5th and 6th floors

1.12	Emergency lighting	Safety lights for ceiling mounting or ceiling installation. The lights for the safety lighting are a part of the general lighting.	As for the 5th and 6th floors

1.13	Escape route pictograms

Safety escape sign lights for ceilings/walls or suspended mounting with a single- or double-sided safety escape sign pictogram with brilliant panel light, approx. 50 mm wide light fixture including interchangeable lamp device. With monitoring and address switch as well as automatic switch off in the event of faults in the lamp circuit.

Pictogram manufacturers: CEAG, Gessler or equivalent

As for the 5th and 6th floors

Heating/ ventilation/ cooling

1.14	Heating/ ventilation/ cooling

Heat is supplied from the Düsseldorf municipality’s district heating system.

The inlet air for the office areas is distributed in the cavity floor.

The exhaust air from the office areas is routed to the shaft in the core in exhaust air ducts in the ceiling panelling.

If necessary, primary air may be routed via the cavity floor in the interior zone corridors/ archive/ meeting point.

For the office areas, 4-conductor induction devices (heating and cooling) are provided. These are arranged in the parapet area along the façade.

The reinforced concrete ceilings in the leased area are fitted with a concrete core activation system as a component of the heating/cooling system.

As for the 5th and 6th floors

1.15	Please note: Concrete core activation	Drilling in the reinforced concrete ceilings is only permitted up to a depth of 5 cm.	As for the 5th and 6th floors

Other interior work

1.16	Live loads

Live loads in the shell: Maximum load capacity (including furniture): p = 5 kN/m², evenly distributed over the entire ceiling surface of the leased area.

Cavity floor load class: EK 2, load level 3000 N

As for the 5th and 6th floors

1.17	Floor surfaces

Transitions, changes in floor coverings

Arrangement of separation bars as a separation of floor coverings at the following installation site:

•  In the transition to other floor coverings,

•  In door openings in the door leaf axis,

•  In the transition to inspection openings (access flooring panels) to the floor covering of the cavity floor.

As for the 5th and 6th floors

1.18	Dimensional tolerances	DIN 18202 without higher requirements.	As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 01	Page 3 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 01 General	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
1.19	400 m² unit, fire section doors

Floors to be subdivided via F90 drywall walls and T30 RS doors as steel doors with painted surfaces in four fire compartments with a max. size of 400 m².

1-leaf, T30-RS doors with a hold open device and automatic closure in the case of fire, permitted hold-open mechanisms, block frames, thick rebate, height of door 2.26 m, integrated overhead door closer.

The corridors within a 400 m² unit are not necessary corridors; it is possible to place closets in the corridor areas.

The corridor required for fire protection must be kept free of furniture and similar by the Lessee.

Floors to be subdivided via F90 drywall walls and T30 RS sliding doors in four fire compartments with a max. size of 400 m².

Park position of sliding doors in wall recess with inspection openings.

The corridors within a 400 m² unit are not necessary corridors; it is possible to place closets in the corridor areas.

The corridor required for fire protection must be kept free of furniture and similar by the Lessee.

1.20	Furnishings

For cleaning purposes, the Lessee’s furnishings must be positioned with at least a 90 cm wide clearance to the façade. In individual areas (opening the window sash away from the partition), a larger clearance is required so that the window sashes can still be opened adequately.

A minimum clearance of approx. 50 cm from the lower edge of the ceiling must be maintained with the furnishings in order to not negatively affect the effect of the sprinklers and the thermal activation.

As for the 5th and 6th floors

1.21	Signage

Room signs must consist of aluminium holding profiles and a sign made of glass as a sandwich element; printed foils are inserted between the glass panes.

The signs are installed on the frame for modular partition systems, for concrete and drywall walls, the signage follows the same system, however the holding profile is directly screwed onto the wall next to the door. (Mabeg rail system)

The Lessee is responsible for the room sign lettering.

Room signs to consist of a transparent holder and magnet. The Lessee is responsible for the room sign lettering.

1.22	Room acoustics

To improve the room acoustics in the open plan office, a Microsorber foil by the company Käfer is to be installed which must be stretched as a sail underneath the reinforced concrete ceiling.

In all other respects, the following applies:

Room acoustic treatments depend on the furnishings and tenant-specific equipment and must be carried out by the Lessee in coordination with the Lessor taking into account the sprinkler system and thermal activation.

It is recommended that the Lessee has the room acoustic treatments evaluated by an acoustics specialist on the basis of the qualities for furnishings and flooring and all other influences.

As for the 5th and 6th floors

1.23	Fire extinguishers

Lessor is to supply and install fire extinguishers in accordance with the building inspection and fire protection concept for the entire leased area.

Wall hydrants shall be provided as wall-mounted boxes.

As for the 5th and 6th floors

1.24	Modifications

Please note:

Adjustments to the building facilities (e.g. sprinkler system, ventilation, fire alarm, etc.) are required for modifications in the leased unit depending on the scope of the modification measures. Any relevant additional costs must be taken into account.

As for the 5th and 6th floors

1.25	Archive cellar	Max. shelf height must be adjusted to the sprinkler system. Approx. 50 cm clearance must be kept below the sprinkler heads.	As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 01	Page 4 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 02 Office	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
Construction

	Area	Area between the façade and ceiling panelling	Area between the façade and ceiling panelling

	Floor / ceiling	Reinforced concrete	Reinforced concrete

	Wall	Reinforced concrete, glass façade, drywall/modular partitions	Reinforced concrete, glass façade, drywall/modular partitions

	Clear room height	3.00 m or 2.67 m in the ceiling panelling area	3.00 m or 2.67 m in the ceiling panelling area

Finishes

2.01	Ceiling

DIN 18202 without higher requirements.

Single-layer gypsum plaster mortar group PIVa (DIN 18550), machine-applied plaster, on concrete ceilings as smooth plaster. Quality level 2 for smoothed plaster.

Ceiling paint in basic white as unstructured with an opaque finish. RAL 9003 signal white semi-matt

Concrete core activation along the façade between the façade and ceiling panels.

Overriding lighting concept of the Lessor—suspended cantilever arm light with connection to the ceiling panelling.

As for the 5th and 6th floors

2.02	Ceiling panelling b = approx. 1.70 m

Ceiling panelling as a suspended metal tartan grid ceiling with flush, perforated, metal ceiling panels. The ceiling panels are provided with cutouts and die cutting for flush-mounted installation of lights, sprinklers and speakers.

Pressure-resistant grid in longitudinal and latitudinal directions for connecting partitions or for including lights for the building lighting concept.

Position and implementation in accordance with the draft plan of the Lessee’s architect or coordinated implementation planning. Colour: white

As for the 5th and 6th floors, however the colour in silver

2.03	Floor surface

Textile floor surface as carpet tiles, self-laying, hard backing, suitable to the building, durable.

The Lessor will provide 3 samples to the Lessee for a decision and approval. The Lessee must decide within 5 working days otherwise the completion date will be postponed accordingly.

The floor covering should be unstructured and non-directional, possibly runner, colour: anthracite.

As for the 5th and 6th floors

2.04	Skirtings	Supports, reinforced concrete core wall and drywall walls will receive a mounted, linked skirting board. Modular partitions will not have a skirting board.	As for the 5th and 6th floors

2.05	Cavity floors

Cavity floor with anhydride screed.

The electric installations as well as the heating, water and sprinkler pipes are routed in the cavity floor next to the ducted inlet air.

Clear installation height approx. 245 mm, later cabling by Lessee possible, fire protection must be taken into account (max. 40 W/m²).

Cavity floor load class: EK2 load level 3000N in accordance with DIN 13213

As for the 5th and 6th floors

2.06	Interior columns	The circular columns of the upper floors are coated in reinforced concrete.	As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 02	Page 5 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 02 Office	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
2.07	Walls type 1 office – office

Drywall walls for office to office/ façade connection value R’w = 42 dB, drywall walls between leased areas = R’w 53 dB

Non-load bearing, interior partitions are made of metal posts with plasterboard, panelled with two layers, smoothed and sanded, flexible ceiling joints.

DIN 18202 without higher requirements.

Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white, semi-matt.

Drywall walls for office to office/ façade connection value made of glass, partial subdivision of the office-office wall by a glass window.

Drywall walls between leased areas = R’w 53 dB

Non-load bearing, interior partitions are made of metal posts with plasterboard, panelled with two layers, smoothed and sanded, flexible ceiling joints.

DIN 18202 without higher requirements.

Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white, semi-matt.

2.08	Walls type 2 drywall corridor walls	Drywall corridor walls (no door) as above Closet recess in drywall opposite leased area entrance door.	Corridor walls as a combination of drywall wall and single-shell glass element. Wall recesses for wall cabinet.

2.09	Walls type 3 drywall corridor walls, lounge	Drywall corridor walls (no door) as above In the area of the South-East lounge, freestanding drywall wall without joints to the ceiling, height maximum 50 cm below the sprinkler head.

2.10	Walls type 4 Corridor wall, modular glass partition system

Corridor walls as a flexible partitioning system made of modular finished parts as glass elements with systemic door elements. Manufacturer: Clestra Hausermann, monoblock partition Synops P85 ALU GAP or equivalent.

Plinth height 60 mm—as for linked carpet foot rail. Colour of ceilings, floors, wall profiles: basalt-grey (RAL 7012). Joint piping and door seals (double glazed system door): black.

Glass elements:

Double glazing, 2 x 6 mm ESG, noise protection: R’w = 37 dB (Rw’p = 43dB) (excl. door)

Door elements aluminium framed glass door leaf with track: noise insulation R’w = 27 dB (Rw’p = 37dB)

Door with depending on the grids and room division.

The clear passage width of the door element is generally min. 85 cm. Door frames are room-high. In the design with a glazed side element, the width of the side field is the gap to the axis. The side elements correspond to the system elements described.

Fittings: FSB 1078

doorstop in each room.

2.11	Door/ frame	Door elements in corridor partitions, as described under no. 2.11.	Door elements in corridor partitions as an all glass door leaves with door seal. Door handle FSB 1099, grey aluminium Lock case DORMA, Junior Office Classic

20131105_Trivago_Tenant Building Specifications 02	Page 6 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 02 Office	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
2.12	Office lighting

Overriding lighting concept of the Lessor in order to ensure a standard external presentation of the building.

T1 cantilever arm light, direct / indirect

Pendant light as a unit for protruding, flush base installation in the ceiling panel and installation on a steel rope.

Aluminium extruded section with light insert for 2 x 2 x T16 35 W.

Highly specular aluminium reflector, clip-in fade out grid, matt sheen.

Overarching night-time staging with night light components (approx.) 1 x 8 W fluorescent light integrated in the light as an indirect component, switched on by means of a timer according to the Lessor’s specifications.

Electricity is supplied via the front side of the light from the sound system.

The electrical wiring of the lights is carried out so that the lamps can be switched on separately in the rear and in the front lamp section.

The cantilever arm lights are aligned orthogonally to the façade.

Manufacturer: Hatec or equivalent.

Dimensions (approx.):

Length [mm]: approx.

3400 width [mm]:

approx. 100 height [mm]: approx. 75

colour of housing:

white

Overriding lighting concept of the Lessor in order to ensure a standard external presentation of the building.

T1 cantilever arm light, direct / indirect

Pendant light as a unit for protruding, flush base installation in the ceiling panel and installation on a steel rope.

Aluminium extruded section with light insert for 2 x 2 x T16 35 W micro prism

Overarching night-time staging with night light components (approx.) 1 x 8 W fluorescent light integrated in the light as an indirect component, switched on by means of a timer according to the Lessor’s specifications.

Electricity is supplied via the front side of the light from the sound system.

The electrical wiring of the lights is carried out so that the lamps can be switched on separately in the rear and in the front lamp section.

The cantilever arm lights are aligned orthogonally to the façade.

Manufacturer: Hatec, Siteco or equivalent.

Dimensions (approx.):

Length [mm]: approx.

3400 width [mm]:

approx. 100 height

[mm]: approx. 75

Colour of housing: silver grey

2.13	Ceiling panel lighting

Profile light as a unit for installation in the ceiling panel grid. Lamp housing made of aluminium extruded section with lamp: 2 x T16 24 W, lacquered, formation of a grid insert in accordance with the cantilever arm light in the office.

Manufacturer: Hatec or equivalent.

Spots at the nodal points of the ceiling panels

2.14	Switches / sockets

A room control unit (RBG) for operating the lighting, sun protection and room temperature regulation is installed in the area of the office doors.

In addition, below the RGB (on the office side) a 230 V / 16 A socket for cleaning equipment is installed.

Room control unit: IOS RoomControl SC with operating wheels and 6 buttons

Sockets: Gira ITS 30 module 55 or equivalent.

Floor sockets: Ackermann or equivalent.

Room control unit (RBG) for operating the lighting, sun protection and room temperature regulation is installed.

Room control unit: IOS RoomControl SC with operating wheels and 6 buttons

Sockets: Gira, Jung or equivalent.

Floor sockets: Ackermann or equivalent.

2.15	Floor boxes

Floor boxes are fitted out as follows by the Lessor: 1 x 230 V / 16 A normal double socket

1 230 V / 16 A double socket, separately secured for IT, colour: orange

Space provision for:

1 RJ45 twin socket (2 connections), CAT 7 for telephony (low voltage)

1 RJ45 twin socket (2 connections), CAT 7 for data services (low voltage) 1

BK bus coupler connection socket

Floor sockets: Ackermann or equivalent.

The floor boxes must be placed in the cavity floor taking into account the sprinkler pipes, ventilation ducts and cable routes in the cavity floor and cannot be based exactly on the furniture. Deviations of 0-30cm must be assumed.

As for the 5th and 6th floors

2.16	Heating/ air conditioning/ ventilation

For the office areas, 4-conductor induction devices (heating and cooling) are provided. These are arranged in the parapet area along the façade.

Concrete core activation

The inlet air for the office areas is distributed in the cavity floor and is provided to the room via the induction devices in the parapet area.

The exhaust air from the office areas is routed to the shaft in the core in exhaust air ducts in the ceiling panelling.

As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 02	Page 7 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 02 Office	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
2.17	Sprinkler system	The office areas are fully equipped with a sprinkler system.	As for the 5th and 6th floors

2.18	Room acoustics

To improve the room acoustics in the open plan office, a Microsorber foil by the company Käfer is to be installed which must be stretched as a sail underneath the reinforced concrete ceiling.

In all other respects, please refer to point 1.22.

Should it become necessary to undertake additional measures for room acoustics, these must be provided via the Lessee’s furnishings.

As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 02	Page 8 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 03 Corridor	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
Construction

	Area	Area between ceiling panels and core wall	Area between ceiling panels and core wall

	Floor / ceiling	Reinforced concrete	Reinforced concrete

	Wall	Reinforced concrete, glass façade, drywall/modular partitions	Reinforced concrete, glass façade, drywall/modular partitions

	Clear room height	3.00 m or 2.67 m in the ceiling panelling area	3.00 m or 2.67 m in the ceiling panelling area

Finishes

3.01	Ceiling	As for the office	As for the office, In parts, suspended gypsum ceilings with acoustic plaster

3.02	Ceiling panelling b = approx. 1.70 m	As for the office	As for the office, In parts, suspended gypsum ceilings with acoustic plaster

3.03	Floor surface

The floors should receive a floor covering made of PVC, wood look designer boards.

The Lessor will provide 3 samples to the Lessee for a decision and approval. The Lessee must decide within 5 working days otherwise the completion date will be postponed accordingly.

As for the 5th and 6th floors

3.04	Skirtings	PVC skirting board matching the floor covering.	As for the 5th and 6th floors

3.05	Subfloor	As for the office	As for the office

3.06	Core wall

Reinforced concrete with single-layer gypsum plaster mortar group PIVa (DIN 18550), machine-applied plaster.

Evenness according to DIN EN 18202 without higher requirements, quality level 2 for smoothed plaster.

Ceiling paint in basic white as unstructured with an opaque finish. RAL 9003 signal white semi-matt

Unplastered reinforced concrete, coated (concrete cosmetics) in exposed concrete look.

3.07	Interior columns	As for the office	As for the office

3.08	Corridor doors

Intermediate corridor doors for 400 m² unit, see 1.19. Fire section doors

Doors in the core:

1-leaf wooden doors with surface can be coated, white, height of door system approx. 2.26m, overhead door closure.

Fire sections with T30-RS steel sliding doors. Doors in the core: 1-leaf wooden doors with surface can be coated, white, height of door system approx. 2.26m, overhead door closure.

3.09	Door stop door fittings	Fittings: FSB 1078 doorstop	Door handle FSB 1099, grey aluminium

3.10	Installation Closets, furnishings	To be contributed by Lessee.	To be contributed by Lessee.

3.11	Lighting Multizone (between ceiling panels and core)

Technical frame module with downlights, surface mounting with moulded housing. Manufacturer: Erco or equivalent.

The frame bodies are made of extruded aluminium profiles. Possible to integrate smoke alarms in the middle section.

Light insert: 2 downlights each having 32W TC-TEL.

Cove lights in drywall ceiling and light fields with stretched foils

3.12	Motion sensors	All corridor zones within the leased area will have active motion sensors.

20131105_Trivago_Tenant Building Specifications 03	Page 9 of 14

Sky Office Düsseldorf Trivago Tenant

	Room Type 03 Corridor	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
3.13	Switches / sockets

Room control unit: IOS RoomControl SC with operating wheels and 6 buttons Sockets: Gira ITS 30 module 55 or equivalent.

Floor sockets: Ackermann or equivalent.

A room control unit (RBG) for operating the lighting and, if required, sun protection, is installed in the corridor leased area entrance and for the open plan office.

T30 door button on each 400m² fire section door.

Room control unit: IOS RoomControl SC with operating wheels and 6 buttons Sockets: Gira, Jung or equivalent.

Floor sockets: Ackermann or equivalent.

A room control unit (RBG) for operating the lighting and, if required, sun protection, is installed in the corridor leased area entrance and for the open plan office.

3.14	Heating/ air conditioning/ ventilation	Inlet air via floor outlets, exhaust air via ceiling panels.

20131105_Trivago_Tenant Building Specifications 03	Page 10 of 14

Sky Office Düsseldorf Trivago Tenant

Room Type 07 Tea	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
Construction

Area	Area between the façade and ceiling panelling

Floor / ceiling	Reinforced concrete

Wall	Reinforced concrete, glass façade, drywall/modular partitions

Clear room height	3.00 m or 2.67 m in the ceiling panelling area

The tea kitchen is provided in accordance with the Trivago tenant planning in the office area.

The interior fittings of the room are according to Room type 02 Office, however the floor covering is PVC and there are connections for water, wastewater (1 each) and sockets for kitchen appliances. The following appliances are provided with 230 V sockets:

Microwave, dishwasher, fridge, coffee machine. Furniture for the tea kitchen with electrical equipment provided by the Lessee.

A floor server room will be fitted at the location of the tea kitchen provided by the Lessor in the Corps (description according to Room type 06: cavity floor/raised floor with tiles/PVC, plastered or drywall walls, smoothed and sanded, suspended ceiling with inspection openings and lighting.

In the south-west area, the tea kitchen will be provided in accordance with the Trivago tenant planning in the office area. The interior fittings of the room are according to Room type 02 Office, however the floor covering is PVC and there are connections for water, wastewater (1 each) and sockets for kitchen appliances. The following appliances are provided with 230 V sockets:

Microwave, dishwasher, fridge, coffee machine. Furniture for the tea kitchen with electrical equipment provided by the Lessee.

In addition, a tea kitchen is installed in the North East area in the core.

20131105_Trivago_Tenant Building Specifications 04 Tea	Page 11 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 05 Toilets	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
Construction

	Area	Ladies and gents toilets in the core area	Ladies and gents toilets in the core area

	Floor / ceiling	Reinforced concrete, suspended drywall ceiling	Reinforced concrete, suspended drywall ceiling

	Wall	Reinforced concrete, drywall partitions	Reinforced concrete, drywall partitions

	Clear room height	minimum 2.30 m	minimum 2.30 m

Finishes

5.01	General	The toilet facilities have already been completed. It will not be changed in the Trivago tenant improvements Existing walls, doors and frames in the toilet will receive a new coat of paint.	The toilet facilities have already been completed. It will not be changed in the Trivago tenant improvements Existing walls, doors and frames in the toilet will receive a new coat of paint.

5.02	Ceiling	Suspended drywall ceiling with recesses for lights, sprinklers, smoke alarms, inspection openings, etc.	As for the 5th and 6th floors

5.03	Floor surface	Porcelain stoneware, company Porcelain Gres, “Serena” series, size 30 x 60 x 1 cm, unglazed, anti-slip category R 10.	Porcelain stoneware, size 30 x 60 x 1 cm, anti-slip category R 10.

5.04	Skirtings	The toilet areas will receive aluminium skirtings lacquered in white, RAL 9003, undercut, flush with the drywall wall or the core wall. No skirting board in the area of the glazed walls.	As for the 5th and 6th floors

5.05	Subfloor	Cavity floor, load class EK 2, load level 3000 N	As for the 5th and 6th floors

5.06	Walls

Core walls in reinforced concrete, plastered and painted.

Gypsum walls, non-load bearing, interior partition made of metal posts with plasterboard, smoothed and sanded.

Evenness according to DIN 18202 without higher requirements.

Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white.

Below the specifications of the workplace guidelines.

The toilet partition walls are drywall. Reduction in the room width to 88.4 cm and access width to 1.08 m.

The doors of the toilet cubicles and access doors to the toilet areas are, however, only 75 cm wide.

As for the 5th and 6th floors

5.07	Toilet partitioning walls	Drywall walls as above.	As for the 5th and 6th floors

5.08	Wall cladding

Glass cladding, room height in the area of all walls with object installations (toilets, urinals). Horizontal divisions of the glass cladding according to the specifications of the Lessor’s architects.

Glass cladding made of glass, rear side printed in colour RAL 9003, mounted without visible fastenings to relevant substructure.

The edges are to be polished and sanded all round.

As for the 5th and 6th floors

5.09	Door

Wooden door, 1-leaf,

a)      Access doors to the toilet areas. Door

         height 2.26 m, width 0.885 m

Interior door with steel frame and Resopal-coated wooden door leaf

b)      Toilet cubicle doors

Height 2.135m, undercut 2 cm, width approx. 75 cm wooden door with steel frame

As for the 5th and 6th floors

5.10	Frame	System frames made of sheet steel quirk frames, galvanised and primed with three-sided frame sealing.	As for the 5th and 6th floors

20131105_Trivago_Tenant Building Specifications 05	Page 12 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 05 Toilets	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
5.11	Door stop door fittings	Fittings: FSB 1078 In the area of the toilet cubicles - red/white trimmings. To protect the walls and the installations in the room, strong wall buffers are installed for the doors in the toilet area.	Fittings: FSB 1099 In the area of the toilet cubicles - red/white trimmings. To protect the walls and the installations in the room, strong wall buffers are installed for the doors in the toilet area.

5.12	Installation 1 Sanitary items

Basin facilities and fittings

Corian/ Parapan cabinet system, smooth - white - Pfeiffer System M10-UBX-C or equivalent. Crystal mirror – Pfeiffer System M10-UBX-C or equivalent

Undertable device, plastic, white Stiebel Eltron or equivalent.

Basin soap dispensers - Ewar, WP 193 Seifomat “Safe” or equivalent. Basin fittings - Hansa, Hansa Ronda or equivalent.

Toilet facilities:

Porcelain urinal, contactless flushing – white – Laufen: Caprino or equivalent. Urinal partition, glass - Geberit or equivalent.

Porcelain toilet system – white – Keramag Renova 1 or equivalent. Toilet seat with plastic lid – Keramag Renova 1 or equivalent.

Toilet actuator plate, stainless steel, V2A - Geberit Mambo or equivalent.

Basin facilities and fittings

Corian/ Parapan cabinet system, smooth - white - crystal mirror

Undertable device washbasin fitting

Toilet facilities:

Porcelain urinal, contactless flushing – white urinal partition

Porcelain toilet system – white toilet seat with plastic lid

Toilet actuator plate, stainless steel - V2A

5.13	Installation 2 Accessories

Toilet paper holder, stainless steel - V2A - Keuco “Plan” No. 14962 or equivalent.

Toilet paper replacement holder, stainless steel - V2A - Keuco “Plan” No. 14963 or equivalent. Toilet brush set, stainless steel - V2A - Keuco “Plan” No. 14972 or equivalent.

Clothes hook/buffer, stainless steel - V2A - Keuco “Plan” No. 14911 or equivalent. Hygiene waste bin, stainless steel - V2A - Keuco “Plan” No. 14977 or equivalent. Waste bin, stainless steel - V2A - Keuco “Plan” No. 04988 or equivalent.

Paper dispenser, stainless steel - V2A - Keuco “Plan” No. 14985 or equivalent.

Toilet paper holder, stainless steel

Toilet paper replacement holder, stainless steel Toilet brush set, stainless steel Clothes hooks/buffer, stainless steel Hygiene waste bin, stainless steel Waste bin, stainless steel

Paper dispenser, stainless steel

5.14	Lighting	Downlights in the suspended ceiling.	Downlights in the suspended ceiling.

5.16	Switches / sockets	Each toilet facility will have lighting with separate motion sensors as well as a socket for cleaning equipment. Urinals will have a separate electric circuit for controlling the urinals.	Each toilet facility will have lighting with separate motion sensors as well as a socket for cleaning equipment. Urinals will have a separate electric circuit for controlling the urinals.

5.17	Heating/ air conditioning/ ventilation	Heating via ventilation system.	Heating via ventilation system.

5.18	Floor covering for toilet entrance	As for the toilet floor covering	As for the toilet floor covering

20131105_Trivago_Tenant Building Specifications 05	Page 13 of 14

Sky Office Düsseldorf Trivago Tenant

	Room type 06	Trivago Tenant Building Specifications 5th Floor (3/4) and 6th Floor (South)	Trivago Tenant Building Specifications 15th floors
Construction

	Floor / ceiling	Reinforced concrete	Reinforced concrete

	Wall	Reinforced concrete, glass façade, drywall/modular partitions	Reinforced concrete, glass façade, drywall/modular partitions

	Clear room height	Minimum 2.56 m depending on the technical installations in the suspended ceiling.	Minimum 2.56 m depending on the technical installations in the suspended ceiling.

The tea kitchen is provided in accordance with the Trivago tenant planning in the office area.

The interior fittings of the room are according to Room type 02 Office, however the floor covering is PVC and there are connections for water, wastewater and sockets for kitchen appliances. The following appliances are provided with 230 V sockets:

Microwave, dishwasher, fridge, coffee machine. Furniture for the tea kitchen with electrical equipment provided by the Lessee.

A floor server room will be fitted at the location of the tea kitchen provided by the Lessor in the Corps (description according to Room type 06: cavity floor/raised floor with tiles/PVC, plastered or drywall walls, smoothed and sanded, suspended ceiling with inspection openings and lighting.

The location of the server room will be assumed to be in the storage room in the North East area.

Finishes

6.01	Ceiling	Drywall suspended ceiling with inspection openings and lighting. Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white, semi-matt.

6.02	Floor surface	Tiles on cavity floor or PVC on raised floor

6.03	Skirtings	Tiles or PVC

6.04	Subfloor	Cavity floor or access flooring panels	Cavity floor or access flooring panels

6.05	Walls	Gypsum walls, smoothed or reinforced concrete, plastered and painted. Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white, semi-matt.	Gypsum walls, smoothed or reinforced concrete, plastered and painted. Unstructured and opaque finish with interior dispersion paint in basic white RAL 9003 signal white, semi-matt.

6.06	Door	1-leaf wooden doors with surface can be coated, white, height of door system approx. 2.26m, overhead door closure.	1-leaf wooden doors

6.07	Frame	Wooden block frame, white.	Wooden block frame, white.

6.08	Door stop door fittings	Fittings: FSB 1078 doorstop	Fittings: FSB 1099

6.09	Building measures for data cables	The data lines from the office area are routed in the cavity floor in the floor distributor. For this purpose, a core hole of D=20cm and a core hole of D=10cm are provided in the core wall in the area of the cavity floor. Firewalls are to be provided by the Lessee.

6.10	Lighting	Downlights in the suspended ceiling	Lighting

6.11	Switches / sockets	Switches and sockets: Gira E2 module 55 or equivalent. In accordance with the Lessor’s material and colour scheme.	Switches and sockets

20131105_Trivago_Tenant Building Specifications 06	Page 14 of 14

Appendix 3: Breakdown of Operating Costs, Heating and Hot Water Costs, and Incidental Expenses

1.	Operating costs

Operating costs specifically include the following costs incurred by the Landlord on an ongoing basis through ownership of the property or the intended use of the building, outbuildings, facilities, and land:

a)	Ongoing public levies on the property

These specifically include property taxes.

b)	Water supply costs

These include the cost of water consumption, the basic charge, the cost of rental or other arrangements for water meters, the cost of operating water meters, including calibration costs and calculation and allocation costs, the cost of maintaining water flow regulators, and the cost of operating an onsite water supply system and a water treatment plant including treatment materials.

Water supply costs also include the cost of purchasing and replacing intermediate meters in cases where calibration is not possible or is possible only at a cost exceeding that of a new installation.

c)	Drainage costs

These include charges for property drainage, the cost of operating an equivalent non-public facility, and the cost of operating a drainage pump.

d)	Passenger and freight elevator operating costs

These include the cost of power, the cost of inspecting, operating, monitoring, and maintaining the system, the cost of regular servicing and safety inspections, including adjustment by a specialist, and the cost of cleaning the system.

Furthermore, this includes the cost of employing elevator operators or lift attendants, and the cost of a central emergency control system.

e)	Street cleaning and waste management costs

Street cleaning costs include public street cleaning fees and the cost of similar, non-public measures; waste management costs include public waste collection fees, the cost of similar, non-public measures, the cost of operating waste compressors, waste disposal chutes, waste extraction systems, and waste quantity detection systems, including calculation and allocation costs.

f)	Building cleaning and pest control costs

Building cleaning costs include the cost of cleaning the common parts of buildings such as entrances, hallways, stairways, basements, attic rooms, laundry rooms, waste collection areas, elevator cars, stairwell windows, and mechanical and electrical rooms.

g)	Grounds maintenance costs

These include the cost of maintaining landscaped areas, including the renewal of plants and trees, and the cost of maintaining seating, entrances, and private driveways.

h)	Lighting costs

These include the cost of electricity for exterior lighting and lighting of the common parts of buildings such as entrances, hallways, stairways, basements, attic rooms, and laundry rooms.

i)	Chimney cleaning costs

These include chimney sweeping charges according to the relevant fee schedules, unless covered under section 2.1a).

j)	Property and liability insurance costs

These include the cost of insuring the building against fire damage (fire, lightning, explosion, impact or crash of aircraft, their parts or cargo, including terrorism losses), storm damage, water damage, and other natural hazards, glass insurance, and liability insurance for the building, the oil tank, and the elevator.

k)	Janitorial costs

These specifically include the remuneration (including bonus and mileage allowance), social security contributions, and all monetary benefits (including occupational pension benefits) paid by the property owner (leaseholder) to the janitor for work that does not fall into the category of maintenance, repair, renovation, redecoration, or property management.

Where work is carried out by the janitor, costs for services may not be included under sections 1.b)–1.g).

l)	Concierge/reception costs

These specifically include the remuneration paid by the property owner (leaseholder) to the concierge/receptionist for work that does not fall into the category of maintenance, repair, renovation, redecoration, or property management.

Where work is carried out by the concierge/receptionist, costs for services may not be included under sections 1.b)–1.g).

m)	Maintenance costs for green spaces in lobby/reception area

These include the costs of interior horticultural care, such as the cost of maintaining landscaped interior spaces in the entrance area of the building, including the renewal of plants and decoration.

n)	The costs

(a) of operating a shared antenna

These include the cost of power and the costs of regular inspection and servicing, including adjustment by a specialist, or the user fees for an antenna system not owned by the business entity, plus the cable retransmission fees incurred under German copyright law;

or

(b) of operating a private distribution system connected to a broadband cable network

These include the costs corresponding to those specified in section 1.l)(a), plus the ongoing monthly basic charge for broadband service.

o)	Other operating costs

These are any operating costs not mentioned under sections 1.a)–1.l) above and sections 2.1–2.3 and 3 below (e.g. property security costs such as an external security service, gutter cleaning, and regular inspection and servicing of gas appliances, fire safety equipment, fire extinguishers, and other technical installations).

2.	Heating, hot water, and air conditioning – operating costs

The Tenant is also required to cover its share of the costs for operating the systems, including the flue gas system, regardless of how much the Tenant has used the systems.

These specifically include:

2.1	The costs

a)	of operating the central heating system, including the flue gas system

These include the cost of the fuel consumed and its delivery, the cost of power, the cost of operating, monitoring, and maintaining the system, the cost of regular servicing and safety inspections, including adjustment by a specialist, the cost of cleaning the system and the mechanical room, the cost of statutory emission measurements, the cost of rental or other arrangements for metering equipment, and the cost of operating metering equipment, including calibration costs and calculation and allocation costs; e.g. cost of leasing or maintenance contract.

or

b)	of operating the central fuel supply system

These include the cost of the fuel consumed and its delivery, the cost of power, the cost of monitoring, and the cost of cleaning the system and the mechanical room.

or

c)	of independent commercial heat supply, including from systems referred to in section 2.1a)

These include charges for heat supply and the cost of operating the associated onsite systems as per section 2.1a).

or

d)	of cleaning and servicing single-storey heating systems and individual gas furnaces

These include the cost of eliminating water deposits and combustion residues in the system, the cost of regular servicing and safety inspections, including adjustment by a specialist, and the cost of statutory emission measurements.

2.2	The costs

a)	of operating the central hot water system

These include the costs of water supply as per section 1.b), unless already covered under that section, and the costs of heating the water as per section 2.1a)

or

b)	of independent commercial hot water supply, including from systems referred to in section 2.2a)

These include charges for hot water supply and the cost of operating the associated onsite systems as per section 2.1a).

or

c)	of cleaning and servicing water heaters

These include the cost of eliminating water deposits and combustion residues inside the units, and the cost of regular servicing and safety inspections, including adjustment by a specialist.

2.3	The costs of associated heating and hot water systems

a)	where there are central heating systems as per sections 2.1a) and 1.b), unless already covered under those sections

or

b)	where there is independent commercial heat supply as per sections 2.1c) and 1.b), unless already covered under those sections

or

c)	where there are single-storey heating systems and individual gas furnaces as per sections 2.1 d) and 1.b), unless already covered under those sections.

d)	The heating and hot water costs also include the cost of purchasing and replacing meters in cases where recalibration is not possible or is possible only at a cost exceeding that of a new installation.

3.	Third-party property management costs

As part of the annually billed operating costs, the Tenant covers the cost of (third-party) property management of the leased premises at a flat rate equivalent to 5% of the net rent payable for the accounting year (excluding expenses and VAT).

Updated March 2010

Appendix 4: Rent Guarantee

No.

Tenant: trivago GmbH HRA xxx Bennigsen-Platz 1, 40474 Düsseldorf represented by its CEO and authorized sole agent Peter Vinnemeier	Landlord: Allianz Sky Office Düsseldorf Königinstrasse 28 80802 München represented by Allianz Real Estate Germany GmbH Taunusanlage 19 60325 Frankfurt am Main

Subject of lease agreement:

Sky Office Düsseldorf, Kennedydamm 24, 40476 Düsseldorf

5th floor, 6th floor, and 15th floor, floor space approx. 3,216.45 m2

As agreed, the Tenant must provide a guarantee amounting to EUR 280,000.00.

We hereby assume vis-a-vis the Landlord, as security for any and all claims arising from the tenancy, a directly enforceable guarantee up to the amount of

EUR 280,000.00 (in words: two hundred and eighty thousand euro)

– interest and costs are included in the guarantee amount –

waiving the defences of contestability, set-off, and failure to pursue remedies (German Civil Code sections 770 and 771).

However, the waiver of the defence of set-off does not apply if the Tenant’s counterclaim is undisputed or legally valid.

Furthermore, we waive the right to free ourselves from our obligation under this guarantee by depositing the above amount.

The drawdown of the guarantee can occur only following a written request in which the Landlord confirms to us that the Tenant has failed to meet its contractual obligations.

Only claims for monetary payment may be made against us.

The guarantee is unlimited. It shall expire on return of the document to us.

Place, date	Signature and stamp of the financial institution issuing the guarantee

Official Translation German > English

Certified Copy

Commercial Register Extract

trivago GmbH

NW-Düsseldorf - HRB 51842 – 23 March 2016

Marcus Endres
Theresienhöhe 28
80339 München

…gister B of the …t of Düsseldorf	Section B Content of the current register entry retrieved on 23.03.2016 00:25 AM	Number of company: **HRB 51842**
Printout	Page 1 of 2	

1. **Number of previous entries:**

   14

2. **a) Company:**

   trivago GmbH

   b) Registered office, place of business, domestic business address, person authorised to take delivery, branch offices:

   Düsseldorf [Germany]
   Business address: Bennigsen Platz 1, 40474 Düsseldorf

   c) Object of the company:

   Development and operation of theme-based internet portals, in particular in connection with brokering travel services.

3. **Capital stock or share capital:**

   EUR 47,774.00

4. **a) General rule of representation:**

   Every managing director solely represents the company and is authorised to conclude legal transactions in his own name on behalf of the company or as a third party representative:

   b) Executive board, management body, managing directors, general partners, managers, authorised representatives and special powers of representation:

   Sole right of representation with the authority to conclude legal transactions in his own name on behalf of the company or as a third party representative:
   Managing Director: Lehnert, Andrej, Neuss, *28.02.1969
   Managing Director: Schrömgens, Rolf, Düsseldorf, *02.06.1976
   Managing Director: Siewert, Malte, Düsseldorf, *08.12.1974
   Managing Director: Thomas, Johannes, Düsseldorf, *10.06.1987
   Managing Director: Vinnemeier, Peter, Düsseldorf, *10.09.1974

5. **Rights of representation:**

   ---

6. **a) Legal form, commencement, articles of association:**

   Limited liability company (Gesellschaft mit beschränkter Haftung)
   Articles of association dated 11.04.2005

   Last amended by resolution of 03.08.2015

Marcus Endres
Theresienhöhe 28
80339 München

...gister B of the ... of Düsseldorf	Section B Content of the current register entry retrieved on 23.03.2016 00:25 AM	Number of company: **HRB 51842**
Printout	Page 2 of 2	

b) Other legal relationships:

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7. **a) Date of last entry:**

27.08.2015

Marcus Endres
Theresienhöhe 28
80339 München

des usseldorf	Abteilung B Wiedergabe des aktuellen Registerinhalts Abruf vom 23.03.2016 00:25	Nummer der Firma: **HRB 51842**
Abdruck	Seite 1 von 2	

1. **Anzahl der bisherigen Eintragungen:**

   14

2. **a) Firma:**

   trivago GmbH

   b) Sitz, Niederlassung, inländische Geschäftsanschrift, empfangsberechtigte Person, Zweigniederlassungen:

   Düsseldorf
   Geschäftsanschrift: Bennigsen Platz 1, 40474 Düsseldorf

   c) Gegenstand des Unternehmens:

   Die Entwicklung und der Betrieb von themenbasierten Internetportalen, insbesondere auch in Zusammenhang mit der Vermittlung von Reisedienstleistungen.

3. **Grund- oder Stammkapital:**

   47.774,00 EUR

4. **a) Allgemeine Vertretungsregelung:**

   Jeder Geschäftsführer vertritt einzeln. Jeder Geschäftsführer ist befugt, im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte vorzunehmen.

   b) Vorstand, Leitungsorgan, geschäftsführende Direktoren, persönlich haftender Gesellschafter, Geschäftsführer, Vertretungsberechtigte und besondere Vertretungsbefugnis:

   Einzelvertretungsberechtigt mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen:
   Geschäftsführer: Lehnert, Andrej, Neuss, *28.02.1969
   Geschäftsführer: Schrömgens, Rolf, Düsseldorf, *02.06.1976
   Geschäftsführer: Siewert, Malte, Düsseldorf, *08.12.1974
   Geschäftsführer: Thomas, Johannes, Düsseldorf, *10.06.1987
   Geschäftsführer: Vinnemeier, Peter, Düsseldorf, *10.09.1974

5. **Prokura:**

   ---

6. **a) Rechtsform, Beginn, Satzung oder Gesellschaftsvertrag:**

   Gesellschaft mit beschränkter Haftung
   Gesellschaftsvertrag vom 11.04.2005

   Zuletzt geändert durch Beschluss vom 03.08.2015

... des ...üsseldorf	Abteilung B Wiedergabe des aktuellen Registerinhalts Abruf vom 23.03.2016 00:25	Nummer der Firma: **HRB 51842**
Abdruck	Seite 2 von 2	

b) Sonstige Rechtsverhältnisse:

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7. a) Tag der letzten Eintragung:

27.08.2015

Confirmation

"As a translator for the English language certified by the State of Bavaria I hereby confirm:
The preceding translation of the German document submitted in copy is correct and complete."

Translate-ME * Marcus R. A. Endres
Certified & Sworn Translator
www.translate-me.info
Theresienhöhe 28
80339 Munich - Germany

Munich, 23 March 2016

Bestätigung

"Als in Bayern öffentlich bestellter und allgemein beeidigter Übersetzer für die englische Sprache bestätige ich:
Vorstehende Übersetzung der in Kopie vorgelegten, in deutscher Sprache abgefassten Urkunde ist richtig und vollständig."

Translate-ME * Marcus R. A. Endres
Öffentlich bestellter und allgemein beeidigter Übersetzer
www.translate-me.info
Theresienhöhe 28
80339 München

München, 23.03.2016

Appendix 6: Power outlets required for transitional use of 15th floor

Six-outlet power strips will be connected to the existing electrical wiring in the cavity floor. The existing outlets that originally served the Q-Labs premises in the McKinsey extension will be disconnected, and the power strips connected via a junction box. Three or four power strips will be connected to each circuit. The power strips will be labelled with a sticker indicating the respective circuit.

Note:

The total power consumption of all electrical appliances connected by users to a single circuit must not exceed 3.3 kW.

Lease Agreement No. 87257 0020

14.02.2014

Addendum No. 1

to the Commercial Lease Agreement dated 22/28 November 2013

between	Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

VAT No. DE 286 549 269

incorporating

Allianz Lebensversicherungs-Aktiengesellschaft
Commercial Register No. HRB 20231, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Private Krankenversicherungs-Aktiengesellschaft
Commercial Register No. HRB 2212, Munich District Court
Fritz-Schäffer-Strasse 9
81737 München

and

Allianz Versicherungs-Aktiengesellschaft
Commercial Register No. HRB 75727, Munich District Court
Königinstrasse 28
80802 München

and

Allianz Pensionskasse Aktiengesellschaft
Commercial Register No. HRB 23568, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Global Corporate & Specialty AG
Commercial Register No. HRB 161095, Munich District Court
Königinstrasse 28
80802 München

Lease Agreement No. 87257 0020

14.02.2014

and

Allianz Versorgungskasse, a mutual insurance society
Königinstrasse 28
80802 München

the above-mentioned companies acting jointly as a co-ownership association

represented by	Allianz Real Estate Germany GmbH
Taunusanlage 19
60325 Frankfurt am Main

as Landlord 1 (of the spaces referred to as Rental Unit 87257 6002 and Rental Unit 87257 1501)

and	Hogan Lovells International LLP
Kennedydamm 24
40476 Düsseldorf

represented by the above-mentioned	co-ownership association
Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

in turn represented by	Allianz Real Estate Germany GmbH
Taunusanlage 19
60325 Frankfurt am Main

as Landlord 2 (of the space referred to as Rental Unit 87257 5001)

and
trivago GmbH
Commercial Register No. HRB 51842, Düsseldorf district court
Bennigsen-Platz 1
40474 Düsseldorf, Germany

VAT No. DE 814 414 038

represented by	its CEO and authorized sole agent

Peter Vinnemeier

as Tenant

Lease Agreement No. 87257 0020

14.02.2014

Leased premises

Rental Unit No.	87257 5001	Location: 5th floor
Floor space:	approx. 1,056.70 m2	Use: Office

Rental Unit No.	87257 6002	Location: 6th floor
Floor space:	approx. 713.51 m2	Use: Office

Rental Unit No.	87257 1501	Location: 15th floor
Floor space:	approx. 1,446.24 m2	Use: Office

Preamble

In the Commercial Lease Agreement dated 22/28 November 2013, the Tenant rented the above-mentioned office spaces in the Sky Office Düsseldorf property at Kennedydamm 24, 40476 Düsseldorf.

In this first addendum, Landlord and Tenant seek to reach a new agreement regarding the term of the lease (with reference to section 3 and section 21.4 of the Commercial Lease Agreement dated 22/28 November 2013).

To this end, the contracting parties have drawn up the following addendum, referred to as Addendum No. 1, and have agreed as follows:

§ 1

amending section 3 of Commercial Lease Agreement dated 22/28 November 2013

(Term of Lease)

Amending the existing agreed provisions of section 3 of the above-mentioned lease, the contracting parties hereby mutually agree as follows:

1.1	The Landlord will hand over to the Tenant the leased space referred to as Rental Unit 87257 1501 (15th floor) not on 1 May 2014 as originally agreed, but on 15 May 2014.

The Tenant’s contractual obligation to pay the Landlord the agreed rent plus prepayment of operating and heating costs, plus the applicable statutory VAT, will nevertheless begin on 1 May 2014. The parties hereby explicitly confirm the foregoing provision.

1.2	For the avoidance of doubt, the parties hereby note that the lease for all the above-mentioned spaces will still end on 31 December 2017, without either party being required to give notice of termination.

Lease Agreement No. 87257 0020

14.02.2014

§ 2

amending sections 21.4(1) and 21.4(5) of Commercial Lease Agreement dated 22/28 November 2013

(Transitional Use of 15th-Floor Space, Rental Unit 87257 1501, duty to ensure public safety)

2.1	Amending the existing agreed provisions of section 21.4(1) of the above-mentioned lease, Landlord and Tenant hereby agree that the Tenant may continue to use the leased space on the 15th floor (Rental Unit No. 87257 1501) at no charge beyond 28 February 2014 until 14 March 2014.

2.2	Amending the existing agreed provisions of section 21.4(7) of the above-mentioned lease, Landlord and Tenant hereby agree that the Tenant will have a duty to ensure public safety in the 15th-floor space (87257 1501) from 25 November 2013 to 14 March 2014.

§ 3

Miscellaneous

All other provisions of the Commercial Lease Agreement dated 22/28 November 2013 remain effective and, unless supplemented, amended, or replaced under the terms of this Addendum No. 1, are hereby explicitly reiterated.

§ 4

Requirement for Agreement in Writing

4.1	The parties are aware of the specific statutory requirements for agreements to be made in writing, as set out in sections 550, 578, and 126 of the German Civil Code. The parties hereby give a reciprocal undertaking to take all necessary action and issue all necessary communications to satisfy the statutory requirement for written agreements, at the request of either party at any time, and not to terminate the lease early in the absence of the statutory written agreement. This applies not only to the original/principal contract, but also to any addenda, amendments, and supplementary agreements.

4.2	Any amendments and additions to this Addendum No. 1 must be made in writing.

Lease Agreement No. 87257 0020

14.02.2014

Notice from Landlord to Tenant

We have authorized Allianz Real Estate Germany GmbH to issue and receive all communications in connection with the lease, and to perform all other necessary actions.

We also wish to inform you that onsite property management, including the settlement of operating, heating, and hot water costs, and incidental expenses, is undertaken by HOCHTIEF Asset Services GmbH.

Frankfurt am Main, 26 February 2014	Düsseldorf, 20 February 2014

acting for Landlords 1 and 2	Peter Vinnemeier, acting for Tenant

the property owners Allianz Sky Office Düsseldorf as a co-ownership association	trivago GmbH Bennigsen-Platz 1 40474 Düsseldorf

represented by Allianz Real Estate Germany GmbH

Martin Schweiger Elvira Geldner

Lease Agreement No. 87257 0020

15.05.2015

Addendum No. 2

to the Commercial Lease Agreement dated 22/28 November 2013

as amended by Addendum No. 1 dated 20/26 February 2014

between	the owners of the property

Allianz Sky Office Düsseldorf
Königinstrasse 28
80802 München

VAT No. DE 286 549 269

incorporating

Allianz Lebensversicherungs-Aktiengesellschaft
Commercial Register No. HRB 20231, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Private Krankenversicherungs-Aktiengesellschaft
Commercial Register No. HRB 2212, Munich District Court
Fritz-Schäffer-Strasse 9
81737 München

and

Allianz Versicherungs-Aktiengesellschaft
Commercial Register No. HRB 75727, Munich District Court
Königinstrasse 28
80802 München

and

Allianz Pensionskasse Aktiengesellschaft
Commercial Register No. HRB 23568, Stuttgart District Court
Reinsburgstrasse 19
70178 Stuttgart

and

Allianz Global Corporate & Specialty AG
Commercial Register No. HRB 161095, Munich District Court
Königinstrasse 28
80802 München

Lease Agreement No. 87257 0020

15.05.2015

and

Allianz Versorgungskasse, a mutual insurance society Königinstrasse 28 80802 München the above-mentioned companies acting jointly as a co-ownership association

represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

as Landlord 1 (of the spaces referred to as Rental Unit 87257 6002/87257 1501)

and	Hogan Lovells International LLP Kennedydamm 24 40476 Düsseldorf

represented by the above-mentioned	co-ownership association Allianz Sky Office Düsseldorf Königinstrasse 28 80802 München

in turn represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

as Landlord 2 (of the space referred to as Rental Unit 87257 5001)

and	trivago GmbH Commercial Register No. HRB 51842, Düsseldorf district court Bennigsen-Platz 1 40474 Düsseldorf VAT No. DE 814 414 038

represented by	its CEO and authorized sole agent Mr Peter Vinnemeier

as Tenant

Lease Agreement No. 87257 0020

15.05.2015

Leased premises

Rental Unit No.	87257 5001	Location: 5th floor

Floor space:	approx. 1,056.70 m2	Use: Office

Rental Unit No.	87257 6002	Location: 6th floor

Floor space:	approx. 713.51 m2	Use: Office

Rental Unit No.	87257 1501	Location: 15th floor

Floor space:	approx. 1,446.24 m2	Use: Office

Preamble

In the Commercial Lease Agreement dated 22/28 November 2013, as amended by Addendum No. 1 dated 20/26 February 2014, the Tenant rented the above-mentioned office spaces in the Sky Office Düsseldorf property at Kennedydamm 24, 40476 Düsseldorf.

In this second addendum, Landlord and Tenant seek to agree to extend of the term of the above-mentioned Commercial Lease Agreement.

To this end, the contracting parties have drawn up the following addendum, referred to as Addendum No. 2, and have agreed as follows:

§ 1

amending section 1.2 of Addendum No. 1 dated 20/26 February 2014

(Term of Lease)

Amending the existing agreed provisions of section 1.2 of the above-mentioned first addendum to the Commercial Lease Agreement dated 22/28 November 2013, the parties hereby agree to extend the lease beyond the previously agreed end date (31 December 2017) by six months to 30 June 2018 (new fixed lease term).

The lease will end at midnight on 30 June 2018, without either party being required to give notice of termination.

§ 2

amending section 14.1 of the Commercial Lease Agreement dated 22/28 November 2013

(Security Deposit)

2.1	The Landlord holds a security deposit provided by the Tenant in the form of a bank guarantee issued by Deutsche Bank AG in the amount of EUR 280,000.00.

The Tenant undertakes to provide the Landlord with a new security deposit in the form of a bank guarantee from a German financial institution in the same amount, modelled on the template in Appendix 1.

Lease Agreement No. 87257 0020

15.05.2015

Concurrently with the handover by the Tenant of the new bank guarantee, the Landlord will hand back and, if applicable, discharge the existing guarantee issued by Deutsche Bank AG, provided the Landlord has no outstanding receivables from the Tenant at that time – specifically outstanding rent payments or bills for operating costs, heating and hot water costs, and incidental expenses.

2.2	Alternatively, the Tenant may make available to the Landlord a written declaration from Deutsche Bank AG in which the bank confirms that it will continue to provide surety for the Tenant up until the new lease end date (30 June 2018, see section 1.1 above) agreed in this second addendum.

§ 3

(Authorization to Act for Tenant)

According to the copy of the entry in the commercial register for trivago GmbH dated 27 April 2015, included as Appendix 2 to this Addendum No. 2, Mr Peter Vinnemeier, as chief executive officer and authorized sole agent, has the right to sign this Addendum No. 2 on behalf of the Tenant with legally binding effect.

§ 4

(Miscellaneous)

All other provisions of the Commercial Lease Agreement dated 22/28 November 2013, as amended by Addendum No. 1 dated 20/26 February 2014, remain effective and, unless supplemented, amended, or replaced under the terms of this Addendum No. 2, are hereby explicitly reiterated.

§ 5

(Requirement for Agreement in Writing)

5.1	The parties are aware of the specific statutory requirements for agreements to be made in writing, as set out in sections 550, 578, and 126 of the German Civil Code. The parties hereby give a reciprocal undertaking to take all necessary action and issue all necessary communications to satisfy the statutory requirement for written agreements, at the request of either party at any time, and not to terminate the lease early in the absence of the statutory written agreement. This applies not only to the original/principal contract, but also to any addenda, amendments, and supplementary agreements.

5.2	Any amendments and additions to this Addendum No. 2 must be made in writing.

Lease Agreement No. 87257 0020

15.05.2015

The following appendices constitute an integral part of this Addendum No. 2:

Appendix 1 Model bank guarantee, one page

Appendix 2 Copy of Tenant’s entry in the commercial register dated 27 April 2015, two pages

The Tenant confirms receipt of these appendices.

Notice from Landlord to Tenant

We have authorized Allianz Real Estate Germany GmbH to issue and receive all communications in connection with the lease, and to perform all other necessary actions.

We also wish to inform you that onsite property management, including the settlement of operating, heating, and hot water costs, and incidental expenses, is undertaken by HOCHTIEF Asset Services GmbH.

Frankfurt am Main, 2 June 2015	Düsseldorf, 28 May 2015

acting for Landlords 1 and 2	Peter Vinnemeier, acting for Tenant

the property owners Allianz Sky Office Düsseldorf as a co-ownership association	trivago GmbH Bennigsen-Platz 1 40474 Düsseldorf

represented by Allianz Real Estate Germany GmbH

Mathias Gross Martin Schweiger

Appendix 1: Rent Guarantee

No.

Tenant:	Landlord:

trivago GmbH HRB 51842, Düsseldorf district court Bennigsen-Platz 1, 40474 Düsseldorf represented by its CEO and authorized sole agent Peter Vinnemeier	Allianz Sky Office Düsseldorf Königinstrasse 28 80802 München represented by Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

Subject of lease agreement:

Sky Office Düsseldorf, Kennedydamm 24, 40476 Düsseldorf

5th floor, 6th floor, and 15th floor, floor space approx. 3,216.45 m2

As agreed, the Tenant must provide a guarantee amounting to EUR 280,000.00.

We hereby assume vis-a-vis the Landlord, as security for any and all claims arising from the tenancy, a directly enforceable guarantee up to the amount of

EUR 280,000.00 (in words: two hundred and eighty thousand euro)

– interest and costs are included in the guarantee amount –

waiving the defences of contestability, set-off, and failure to pursue remedies (German Civil Code sections 770 and 771).

However, the waiver of the defence of set-off does not apply if the Tenant’s counterclaim is undisputed or legally valid.

Furthermore, we waive the right to free ourselves from our obligation under this guarantee by depositing the above amount.

The drawdown of the guarantee can occur only following a written request in which the Landlord confirms to us that the Tenant has failed to meet its contractual obligations.

Only claims for monetary payment may be made against us.

The guarantee is unlimited. It shall expire on return of the document to us.

Place, date	Signature and stamp of the financial institution issuing the guarantee

Trade Register B of the District Court of Düsseldorf	Division B Report of the current Register Content Retrieval of 27.04.2015 16:33	Company Number: HRB 51842

Copy	page 1 of 2	Annex 5

1.	Number of previous records:

11

2.	a) Company:

trivago GmbH

b) Principal office, subsidiary, domestic address, person authorized to receive, branch:

Düsseldorf

Bennigsen Platz 1, 40474 Düsseldorf

c) Property of the Company:

Development and operation of theme-based Internet portals, in particular in connection with the mediation of travel services.

3.	Nominal Capital:

38.135,00 EUR

4.	a) General Representation Arrangements:

Each Managing Director individually represents the Company. Each manager is authorized to make legal transactions on behalf of the company in its own name or as representatives of a third.

b) Board of Directors, Management Body, Managing Directors, personally liable partner, authorized persons, special right of representation:

Sole representation with the authority to make legal transactions on behalf of the company with himself in his own name or as representative of a third party:

Managing Director: Schrömgens, Rolf, Düsseldorf, *02.06.1976

Managing Director: Siewert, Malte, Düsseldorf, *08.12.1974

Managing Director: Vinnemeier, Peter, Düsseldorf, *10.09.1974

5.	Procuration:

—

6.	a) Legal form, articles of association or company contract:

Company with limited liability (GmbH)

Partnership agreement of 11.04.2005

last modified by decision of 19.12.2014

Trade Register B of the District Court of Düsseldorf	Division B Report of the current Register Content Retrieval of 27.04.2015 16:33	Company Number: HRB 51842

Copy	page 2 of 2	Annex 5

b) Other legal relationships:

—

7.	a) Day of the last entry:

09.01.2015

Lease no. 87257 0020

Amendment no. 3

to the Commercial Lease of 22.11/28.11.2013,

in the version with Amendment no. 1 of 20.02/26.02.2014,

in the version with Amendment no. 2 of 28.05./02.06.2015

between the	owners of the property

“Allianz Sky Office Düsseldorf” Königinstraße 28, 80802 Munich

VAT reg. no. DE 286 549 269

consisting of:

Allianz Lebensversicherungs-Aktiengesellschaft HRB 20231, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

and

Allianz Private Krankenversicherungs- Aktiengesellschaft HRB 2212, Munich District Court Fritz-Schäffer-Str.9 81737 Munich

and

Allianz Versicherungs-Aktiengesellschaft HRB 75727, Munich District Court Königinstraße 28 80802 Munich

and

Allianz Pensionskasse Aktiengesellschaft HRB 23568, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

Lease no. 87257 0020

and

Allianz Global Corporate & Specialty AG HRB 161095, Munich District Court Königinstraße 28

80802 Munich

and

Allianz Versorgungskasse Versicherungsverein auf Gegenseitigkeit Königinstraße 28 80802 Munich the aforementioned companies acting as a community of part owners

represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

as Lessor 1 (of the rented space with the rental unit no. 87257 6002 / 87257 1501)

and	Hogan Lovells International LLP Kennedydamm 24 40476 Düsseldorf

represented by the aforementioned	community of part owners “Allianz Sky Office Düsseldorf” Königinstraße 28 80802 Munich Germany

the latter represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

as Lessor 2 (of the rented space with the rental unit no. 87257 5001)

and	trivago GmbH HRB 51842, Düsseldorf District Court Bennigsen-Platz 1 40474 Düsseldorf VAT reg. no. DE 814 414 038

represented by	the Managing Director with power of sole representation

as the Tenant	Mr Peter Vinnemeier

Lease no. 87257 0020

Existing rented space:

Rental unit no.:	87257 5001	Location: 5th floor
Area:	approx. 1,056.70 m2	Use: office

Rental unit no.:	87257 6002	Location: 6th floor
Area:	approx. 713.51 m2	Use: office

Rental unit no.:	87257 1501	Location: 15th floor
Area:	approx. 1,446.24 m2	Use: office

Additional rented space:

Rental unit no.: 87257 3001	Location: 3rd floor
Area: approx. 1,433.50 m2	Use: office

Preamble

Under the Commercial Lease of 22.11./28.11.2013 in the version with Amendment no. 1 of 20.02./26.02.2014 and with Amendment no. 2 of 28.05./02.06.2015, the Tenant has rented the office space designated above as the existing rented space in the property “Sky Office Düsseldorf”, Kennedydamm 24 in 40476 Düsseldorf, Germany.

The Tenant intends to rent the rented space designated as additional space in addition to the existing space. The parties are seeking to conclude an agreement in this connection.

The parties confirm that the agreements under tenancy law in this present third Amendment regarding the renting of the additional rented space has legal effect only between Lessor 1 and the Tenant. Lessor 2 is aware of this and has consented to it.

Now, therefore, the parties make the following agreements by mutual consent:

§1

Re. § 1 clause 1.1 of the Commercial Lease of 22.11./28.11.2013, in the version with the two aforementioned Amendments (Rental property)

1.1	There is agreement between the parties to the Lease that the Tenant shall rent the additional space in addition to the existing space.

1.2	The area of the additional space is firmly agreed to be 1,433.50 m2 for the entire duration of the commercial lease.

1.3	The location of the additional space is outlined in red on the floor plan attached to this Amendment 3 as Appendix 1a.

Lease no. 87257 0020

§2

Re. § 1 clause 1.3 in conjunction with § 2 clause 2.1 of the Commercial Lease of 22.11./28.11.2013, in the version with the two Amendments specified above (Furnishing and use of the additional rented space, Lessor’s building cost subsidy, return of the rented space)

2.1	There is agreement between the parties to the Lease that Lessor 1 shall hand over the additional rented space in its existing unrenovated condition.

The Tenant shall release Lessor 1 entirely from any obligation to renovate or carry out other construction work in the additional rented space.

2.2	The Tenant shall carry out its tenant-specific conversion and development work in the additional rented space with sole responsibility and at its own cost. It accepts that the additional rented space in its existing unrenovated state is in order and suitable for implementing its tenant-specific development.

The condition of the additional rented space required of the Lessor is therefore solely the existing unrenovated condition. Changes to the rental property carried out by the Tenant in the course of its tenant-specific development, e.g. installations, conversions or developments, shall not be rented in addition

The Tenant is aware of the existing condition of the additional rented space. As the Tenant is carrying out the development with sole responsibility, Lessor 1 expressly cannot provide assurances to the Tenant regarding compliance with the Workplace Ordinance or with the Workplace Regulations, nor can it provide any guarantee of compliance with them. Claims for compensation, rent reductions and rectification of defects pursuant to §§ 535 ff of the German Civil Code on the part of the Tenant against Lessor 1 are therefore expressly excluded. Excepted from this are claims of the Tenant for compensation as a result of loss of life, physical injury or damage to health if Lessor 1 is responsible for the breach of obligation. The liability of Lessor 1 for fraudulent concealment of a defect or absence of an assured feature remains unaffected. The Tenant shall further waive any right of withdrawal or special termination right to which it is entitled.

It is the responsibility of the Tenant to bring the additional rented space into a usable condition and a condition that meets the Workplace Ordinance and Workplace Regulations through its own conversion and development work.

2.3	The parties to the Lease agree that the Tenant shall arrange for all of its tenant-specific development of the additional rented space to be carried out in an appropriate and professional way, at its own risk and cost, in coordination with Lessor 1.

Lease no. 87257 0020

The Tenant is aware that the air-conditioning system provided in the building for server rooms in the additional rented space is operated at 18°C. A commitment to guaranteeing a supply temperature of 16° cannot be given. If this cooling capacity is not adequate for the Tenant’s requirements, it is the Tenant’s responsibility to fit any water chillers in the server room of the rental unit.

The Tenant undertakes not to interfere with the substance of the building as a result of the construction work involved in implementing the tenant-specific development of the additional rented space. The right of the Tenant to link the server rooms in the respective rented spaces by shafts in the building remains expressly unaffected by this. The shafts provided for cabling (electrical sub-distribution) are marked in Appendix 1b. These spaces are not part of the rented space but are only accessible via the rented space. If cables are installed, the holes through the ceiling must be sealed off properly again in accordance with fire safety regulations. Cabling from the office space to the shaft (electrical sub-distribution) will probably have to pass through the hollow space under the floor and an existing Promat channel. It may also be necessary to lift the tiling on the floor of the WC.

The work shall be carried out by the Tenant at its own cost and with the involvement of a representative of the owner who will monitor and approve the building work.

The Tenant further undertakes to comply with the Conditions and Obligations for the Tenant Development Work attached to this Amendment as Appendix 2 and to organise its tenant-specific development accordingly.

In the event of early termination of the Lease for reasons for which the Tenant is responsible, the Tenant has no claim against the Lessor for full or partial reimbursement of costs for its development work.

2.4	Lessor 1 shall contribute to the costs incurred for the tenant-specific development with a flat-rate settlement amount of EUR 50,000.00 plus VAT at the statutory rate of EUR 9,500.00, thus with a total amount of EUR 59,500.00 (gross).

Lessor 1 undertakes to pay the Tenant the aforementioned flat-rate amount of EUR 59,500.00 (gross) for the construction work carried out in its rented space on submission of invoice with separate VAT statement and approval of the construction work by Lessor 1.

All of the costs incurred for construction work by the Tenant that exceed the aforementioned flat-rate amount of EUR 59,500.00 (gross) shall be met in full by the Tenant.

2.5	The additional rented space is also made available to the Tenant for exclusive use as office space in which to run a company that develops and operates topic-based internet portals.

Lease no. 87257 0020

2.6	The additional rented space shall be cleared at the end of the term of the Lease and shall be handed over in clean and tidy condition to the Lessor with all of the keys. There is expressly no obligation to dismantle the conversion and development work (tenant-specific development) carried out by the Tenant in accordance with 2.2 and 2.3.

§3

Re. § 3 of the Commercial Lease of 22.11./28.11.2013,

in the version with the two aforementioned Amendments

(Term of the lease for the existing and additional space)

The term for the additional rented space shall commence on 1 April 2016 and end at the same time as the term of the Lease for the existing space on 30 June 2018, without the need for termination by either of the contracting parties.

§4

Re. § 5 clause 5.1 of the Commercial Lease of 22.11./28.11.2013,

in the version with the two aforementioned Amendments

(Rent for the existing and additional space)

4.1	As a result of the agreed additional renting of the additional rented space agreed in § 1 of this Amendment no. 3, the monthly rent and service charge advance payments, plus VAT at the current statutory rate of 19%, for the rented space rented by the Tenant (existing and additional rented space) as of 01.04.2016 is as follows:

for rental unit no. 87257 1501 (existing rented space)	EUR 32,453.63
Service cost advance payment	EUR 6,484.00
Heating cost advance payment	EUR 1,584.00

for rental unit no. 87257 5001 (existing rented space)	EUR 19,347.13
Service cost advance payment	EUR 5,144.00
Heating cost advance payment	EUR 772.00

for rental unit no. 87257 6002 (existing rented space)	EUR 13,827.82
Service cost advance payment	EUR 3,204.00
Heating cost advance payment	EUR 546.00

Sub-total for existing space	EUR 83,362.58

for rental unit no. 87257 3001 (additional rented space)	EUR 26,519.75
Service cost advance payment	EUR 6,610.34
Heating cost advance payment	EUR 1,293.37

Sub-total for existing and additional rented space	EUR 117,786.22
Plus VAT at the statutory rate, currently 19%	EUR 22,379.38

Total amount for additional and existing space	EUR 140,165.60

Lease no. 87257 0020

4.2	For the period from 01.04.2016 to the end of 30.04.2016, i.e. for one month, the Tenant is exempted from the obligation to pay rent for the additional rented space only. The obligation to pay the service, heating and hot water charges and the resulting advance payments plus VAT at the current statutory rate of 19% for the additional rented space remains unaffected.

The aforementioned exemption of the Tenant from payment of the net cold rent for the additional rented space during the period from 01.04.2016 to the end of 30.04.2016 does not apply to the existing rented space. The Tenant shall remain under an obligation to pay the contractually agreed rent for the existing rented space as before.

For purposes of VAT:

Allianz Sky Office Düsseldorf,

Königinstraße 28,

80802 Munich, Germany,

VAT reg. no.: DE 286 549 269

This Amendment is deemed to be an invoice as defined by the German VAT Act, in conjunction with the monthly bank receipts (§ 31 of the VAT Act).

4.3	The Tenant shall authorise Lessor 1 to collect all of the payments due under this third Amendment for the existing and additional space at the start of each month. For this purpose, the Tenant shall provide Lessor 1 with a so-called SEPA Direct Debit Mandate in accordance with Appendix 3 to this Amendment no. 3, which must be signed separately.

If the payments due from the Tenant should change, the latter shall receive separate notification from Lessor 1 at the latest 5 days before collection.

Account holder	trivago GmbH
IBAN:	DE 31 3007 0010 008837 7700
BIC:	DEUTDEDD

If the Tenant does not participate in the aforementioned direct debit process, rent, service, heating and hot water charge advance payments etc. shall be transferred free of charge as one sum every month in advance, at the latest by the third working day of the month, to the following account of Allianz Sky Office Düsseldorf, quoting the Lease number:

Commerzbank AG	Stuttgart
IBAN:	DE36600800000905001200
BIC:	DRESDEFF600

Inclusion of the lease number is essential to ensure correct accounting.

Lease no. 87257 0020

Payment on time is determined not by the time of sending but the time of receipt of the money (credit to the Lessor’s account). If the Tenant defaults on its payments, the Lessor is entitled to claim reimbursement of reminder costs, default interest and any further compensation for default.

Transfers by Lessor 1, such as chargebacks or rent credits from settlements, should be paid to the following account:

Account holder	trivago GmbH
IBAN:	DE 31 3007 0010 008837 7700
BIC:	DEUTDEDD

§5

Re. § 8 of the Commercial Lease of 22.11./28.11.2013,

in the version with the two aforementioned Amendments

(Graduated lease for the existing and additional space)

There is agreement between the parties to the Lease that the existing lease agreements under § 8 of the aforementioned Commercial Lease shall continue to apply to the existing rented space.

The monthly net cold rent (rent without advance service charge payment plus VAT at the statutory rate) agreed in § 4 clause 4.1 of this Amendment no. 3 for the additional rented space shall increase as follows:

As of 01.04.2017	by EUR 397.80	to EUR 26,917.55
As of 01.04.2018	by EUR 403.77	to EUR 27,321.50

The increase in rent shall come into force on 01.04.2017 without the need for further payment demand or other declaration of intent or legal action by the contracting parties.

§6

Re. 14.1 of the Commercial Lease of 27.02./14.03.2014

(Rent security deposit)

The parties agree that the Tenant shall provide Lessor 1 with a second rent security deposit in the form of a bank guarantee in accordance with the template attached to this third Amendment as Appendix 4, in the amount of EUR 103,270.38 for the additional rented space.

Lease no. 87257 0020

§7

(Tenant’s right of representation)

In accordance with the copy of the extract from the Register of Companies of trivago GmbH attached to this Amendment No. 3 as Appendix 5, Mr Peter Vinnemeier is entitled, as Managing Director with sole right of representation, to sign this Amendment no. 3 for the Tenant with legally binding effect.

§8

(Miscellaneous)

All other provisions of the Commercial Lease of 22.11./28.11.2013, in the version with Amendment no. 1 of 20.02./26.02.2014 and with Amendment no. 2 of 28.05./02.06.2015, shall remain in place and are expressly confirmed once again, insofar as they are not extended, modified or replaced by this Amendment no. 3.

§9

(Requirement of written form)

9.1	The parties to the Lease are aware of the statutory requirements of written form pursuant to §§ 550, in conjunction with 578 and 126, of the German Civil Code. They hereby undertake in respect of each other to take all action and provide all explanations necessary to meet the statutory requirement of written form on demand by the other party at any time and not to terminate the Lease prematurely, citing failure to comply with the statutory requirement of written form. This applies not only to the conclusion of the original/main contract, but also to supplementary, modifying and additional agreements. The aforementioned obligations apply only to the relationship between the original contracting parties.

9.2	Changes and additions to the present Amendment no 3 require written form.

9.3	The provisions included in this agreement take precedence over the appendices.

The following appendices form part of this Amendment no. 3:

Appendix 1a	Floor plan including marking of the location of the additional space, one page.
Appendix 1b	Floor plan showing the shafts to connect the server rooms, one page.
Appendix 2	Guidelines for the tenant’s development, four pages
Appendix 3	SEPA Direct Debit Mandate, one page
Appendix 4	Template for bank guarantee, three pages
Appendix 5	Copy of the extract from the Register of Companies of the Tenant of 01.02.2016, two pages

The Tenant confirms receipt.

Lease no. 87257 0020

Note of Lessor 1 to the Tenant:

We have authorized Allianz Real Estate Germany GmbH to provide and receive all explanations in relation to the lease arrangement and to carry out all other action required.

We also wish to notify you that on-site property management, including settlement of the service, heating and hot water costs and other supplementary costs, is being handled by Tectareal Asset Services GmbH .

Frankfurt am Main, 30.03.2016	Düsseldorf, 21.03.2016

acting for Lessor 1 and 2 the owners of the property “Allianz Sky Office Düsseldorf” as a community of part owners	Peter Vinnemeier, acting for trivago GmbH Bennigsen-Platz 1 40474 Düsseldorf represented by Allianz Real Estate Germany GmbH

Mathias Gross                Benjamin Homm

A01
A02
A03
A04
A05
A06
A07
A08
A09
A10
B00
B03
B04
B05
B06
B07
B08
B09
B10
B11
K1
K2
K3
Sky Offic
3. OG Bi
Bestehende
Glasfaser-Verbindung

Appendix 2 to Amendment 3, Lease no. 87257 0020

Tenant’s construction work

Property / property number:	“Allianz Sky Office Düsseldorf” Königinstraße 24 40476 Düsseldorf Germany

Lessor:	“Allianz Sky Office Düsseldorf” Königinstraße 28 80802 Munich Germany consisting of:

Allianz Lebensversicherungs-Aktiengesellschaft HRB 20231, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

and

Allianz Private KrankenversicherungsAktiengesellschaft HRB 2212, Munich District Court Fritz-Schäffer-Str.9 81737 Munich

and

Allianz Versicherungs-Aktiengesellschaft HRB 75727, Munich District Court Königinstraße 28 80802 Munich

and

Allianz Pensionskasse Aktiengesellschaft HRB 23568, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

and

Allianz Global Corporate & Specialty AG HRB 161095, Munich District Court Königinstraße 28 80802 Munich

and

Allianz Versorgungskasse Versicherungsverein auf Gegenseitigkeit Königinstraße 28 80802 Munich the aforementioned companies acting as a community of part owners

represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

Tenant:	trivago GmbH HRB 51842, Düsseldorf District Court Bennigsen-Platz 1 40474 Düsseldorf VAT reg. no. DE 814 414 038 represented by the Managing Director with sole power of representation Mr Peter Vinnemeier

The Tenant intends to carry out the construction work in and on the rental property described in § 2 of the Amendment to Lease 87257 0020.

This work is approved by the Lessor under the following conditions, notwithstanding the other contractual provisions under § 12 of the Commercial Lease.

1.	The approval of the Lessor to the Tenant’s construction work is given without any assurance or guarantee of its feasibility and subject to the rights of third parties, bans under public law, restrictions and authorisation obligations.

2.	The Tenant shall meet all costs and expenses incurred in connection with the Tenant’s construction work.

3.	The construction work must not affect any external rented area. If impact on external rented areas is unavoidable, this requires separate authorisation and coordination with the Lessor and the consent of the tenant concerned.

4.	Consideration shall be given to the other tenants in the building and the neighbours in completing the construction work. Inconvenience and impairments shall be kept to a minimum. In this connection, the Tenant is required to carry out particularly noisy work outside the period 10.00 a.m. to 4.00 p.m.

2

5.	The construction work may require an official permit. The Tenant itself is responsible for obtaining any permits (in particular building permits, change of use permits, etc.) at its own cost. The Lessor shall cooperate with this as far as necessary.

Any claims and risks resulting from obtaining official permits are at the expense of the Tenant.

Requirements and conditions of official permits must be observed and evidence of compliance must be provided to the Lessor in addition. This applies in particular to any essential fire safety measures. The Tenant shall indemnify the Lessor it against any claims made directly against the latter.

6.	On completion of the construction work, the Lessor shall be provided free of charge with valid inventory plans (in particular concerning building services and room divisions).

7.	The Lessor must be provided with evidence of all essential insurance policies (e.g. builder’s liability insurance) for the construction work during the construction period.

8.	Use of areas outside the Tenant’s rented space during the construction period, for site equipment for example, shall be agreed with the Lessor in advance.

9.	The Tenant accepts liability in respect of the Lessor for all damage in and to the building caused by the Tenant’s construction work.

The Tenant shall further indemnify the Lessor against all claims by third parties which are made against it in connection with the Tenant’s construction work. This also applies to claims for reductions in rent and compensation claims.

10.	The Lessor shall not check or confirm assumptions in technical or other drafts provided to it by the Tenant. The same applies to the accuracy of inventory documents provided to the Tenant by the Lessor or obtained by the Tenant itself.

11.	All of the work connected with the Tenant’s construction shall be carried out by certified specialist companies in compliance with the requirements in permit documents, relevant DIN standards, VDE regulations, VDI guidelines, etc. In particular, the sound insulation regulations must be observed; the Lessor shall be provided with evidence of compliance with these.

Evidence of proper completion of the construction work shall be provided to the Lessor on request.

Insofar as existing technical building systems are affected by the Tenant’s construction work, the Tenant shall also provide evidence that such intervention is not a cause for concern. Any faults that arise shall be rectified immediately at the expense of the Tenant.

12.	The Tenant is itself responsible for cleaning up any dirt and for the removal of waste/building rubble that is connected with the Tenant’s construction work at its own cost.

3

13.	Utility supplies, waste disposal and infrastructural access to the property or building during completion of the Tenant’s construction work must be guaranteed at all times.

14.	The Tenant is itself responsible for the operation, servicing, maintenance and repair and for any necessary replacement of the Tenant’s equipment and systems at its own cost.

15.	All of the Tenant’s construction work shall be removed or dismantled and the original condition restored by the Tenant at its own cost at the latest by the end of the contract.

16.	On completion of the building service installations within the rental units and before closing the relevant components such as floors, ceilings and walls, the Tenant shall provide the Lessor or its representative with the opportunity to approve and verify the proper completion of the work in accordance with 11 above, in conjunction with the standards and qualities otherwise stipulated in this Appendix.

The previously described Tenant’s construction work must be carried out in close coordination with our property service provider on site, Tectareal Asset Services GmbH , which the Tenant shall notify before the work is carried out.

Moreover, the Tenant shall appoint a site manager for the planned work, who shall serve the Lessor and those persons appointed to carry out the administrative work as a reliable point of contact for all issues relating to the Tenant’s construction work.

4

Appendix 3 to Amendment no. 3, Lease no. 87257 0020

SEPA Direct Debit Mandate

The Tenant authorises the Lessor to collect all payments due under this Lease at the beginning of every month. For this purpose, the Tenant shall provide the Lessor with the following SEPA Direct Debit Mandate:

Name of the payer: (including of a payer different from the Tenant, as appropriate)	trivago GmbH

Address:	Germany	(Country)

	40474 Düsseldorf	(Post code and town/city)

	Bennigsen-Platz 1	(Street and building number)

Account number of the payer:	DE 61 3007 0010 0088 3777 00	(IBAN)

Bank details of the payer:	DEUTDEDD	(BIC)

Payment type:	Recurring, all payments due under the Lease.

Creditor ID number:

Mandate reference:	87257 0020 0

Place, Date:	Signature(s) of the account holder(s):

[Signature]

Appendix 4 to Amendment no. 3, Lease no. 87257 0020

Rent Guarantee

No.

Tenant:

trivago GmbH

HRB 51842, Düsseldorf District Court

Bennigsen-Platz 1

40474 Düsseldorf

VAT reg. no. DE 814 414 038

represented by the Managing Director with

sole power of representation

Mr Peter Vinnemeier

Lessor:

“Allianz Sky Office Düsseldorf” Königinstraße 28 80802 Munich consisting of:

Allianz Lebensversicherungs-Aktiengesellschaft HRB 20231, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

and

Allianz Private KrankenversicherungsAktiengesellschaft HRB 2212, Munich District Court Fritz-Schäffer-Str.9 81737 Munich

and

Allianz Versicherungs-Aktiengesellschaft HRB 75727, Munich District Court Königinstraße 28 80802 Munich

and

Allianz Pensionskasse Aktiengesellschaft HRB 23568, Stuttgart District Court Reinsburgstraße 19 70178 Stuttgart

and

Allianz Global Corporate & Specialty AG HRB 161095, Munich District Court Königinstraße 28 80802 Munich

and

Allianz Versorgungskasse Versicherungsverein auf Gegenseitigkeit Königinstraße 28 80802 Munich the aforementioned companies acting as a community of part owners

the latter represented by	Allianz Real Estate Germany GmbH Taunusanlage 17 60325 Frankfurt am Main

Object of the Lease:

„Sky Office Düsseldorf”, Kennedydamm 24, 40476 Düsseldorf

approx. 1,433.50 m2 office space on the 3rd floor

In accordance with the agreement, the Tenant shall provide a guarantee in the amount of EUR 103,270.38.

We hereby provide as surety for all claims arising from the Lease in respect of the Lessor a directly enforceable guarantee up to the amount of

EUR 103,270.38 (in words:- one hundred and three thousand two hundred and seventy euros and 38 cents)

- Interest and costs are included in the guarantee amount -

subject to waiver of the guarantor’s defences of contestability, offsetting and advance claim {§§ 770, 771 of the German Civil Code).

The waiver of the defence of offsetting does not apply, however, if the Tenant’s counter-claim is uncontested or legally established.

We further waive the right to release ourselves from the obligation under this guarantee by depositing the above amount.

The guarantee may only be used on written request, in which the Lessor confirms to us that the Tenant has not fulfilled its contractual obligations.

A claim may only be made against us for payment of money.

The guarantee is unlimited in time. It shall be rescinded on return of the certificate to us.

Place, Date	Signature and stamp of the financial institution providing the guarantee

2

Trade Register B of the District Court of Düsseldorf	Division B Report of the current Register Content Retrieval of 24.02.2016 09:01	Company Number: HRB 51842

Copy	page 1 of 2	Annex 5

1.	Number of previous records:

14

2.	a) Company:

trivago GmbH

b) Principal office, subsidiary, domestic address, person authorized to receive, branch:

Düsseldorf

Bennigsen Platz 1, 40474 Düsseldorf

c) Property of the Company:

Development and operation of theme-based Internet portals, in particular in connection with the mediation of travel services.

3.	Nominal Capital:

47.774,00 EUR

4.	a) General Representation Arrangements:

Each Managing Director individually represents the Company. Each manager is authorized to make legal transactions on behalf of the company in its own name or as representatives of a third.

b) Board of Directors, Management Body, Managing Directors, personally liable partner, authorized persons, special right of representation:

Sole representation with the authority to make legal transactions on behalf of the company with himself in his own name or as representative of a third party:

Managing Director: Lehnert, Andrej, Neuss *28.02.1969

Managing Director: Schrömgens, Rolf, Düsseldorf, *02.06.1976

Managing Director: Siewert, Malte, Düsseldorf, *08.12.1974

Managing Director: Thomas, Johannes, Düsseldorf, *10.06.1987

Managing Director: Vinnemeier, Peter, Düsseldorf, *10.09.1974

5.	Procuration:

—

6.	a) Legal form, articles of association or company contract:

Company with limited liability (GmbH)

Partnership agreement of 11.04.2005

last modified by decision of 03.08.2015

Trade Register B of the District Court of Düsseldorf	Division B Report of the current Register Content Retrieval of 24.02.2016 09:01	Company Number: HRB 51842

Copy	page 2 of 2	Annex 5

b) Other legal relationships:

—

7.	a) Day of the last entry:

27.08.2015